Exhibit 1.1

CMS ENERGY CORPORATION

Shares of Common Stock

EQUITY DISTRIBUTION AGREEMENT

Dated: December 7, 2023

Table of Contents

i

EXHIBITS

Exhibit A – Form of Placement Notice

Exhibit B – Authorized Individuals for Placement Notices and Acceptances

Exhibit C – Compensation

Exhibit D – Form of Opinion of In-House Company Counsel

Exhibit E – Form of Opinion of External Company Counsel

Exhibit F – Officer’s Certificate

Exhibit G – Permitted Free Writing Prospectus

Exhibit H – Form of Confirmation

ii

CMS Energy Corporation

Shares of Common Stock

EQUITY DISTRIBUTION AGREEMENT

December 7, 2023

Barclays Bank PLC

745 Seventh Avenue

New York, New York 10019

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

JPMorgan Chase Bank, National Association

383 Madison Avenue

New York, New York 10179

J.P. Morgan Securities LLC

383 Madison Avenue, 6th Floor

New York, New York 10179

KeyBanc Capital Markets Inc.

127 Public Square, 7th Floor

Cleveland, Ohio 44114

Mizuho Markets Americas LLC

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Royal Bank of Canada

c/o RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281

RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281

The Bank of Nova Scotia

c/o Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

Ladies and Gentlemen:

CMS Energy Corporation, a Michigan corporation (the “Company”), confirms its agreement (this “Agreement”) with Barclays Bank PLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Royal Bank of Canada and The Bank of Nova Scotia, each in its capacity as purchaser under any Confirmation (as defined in Section 2) (each, a “Forward Purchaser” and, together, the “Forward Purchasers”), and Barclays Capital Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, RBC Capital Markets, LLC and Scotia Capital (USA) Inc., each in its capacity as agent for the Company and/or principal in connection with the offering and sale of any Issuance Shares (as defined in Section 2) hereunder (each, an “Agent” and, together, the “Agents”), and each in its capacity as agent for its respective Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined in Section 2) hereunder (each, a “Forward Seller” and, together, the “Forward Sellers”), as follows:

SECTION 1. Description of Shares.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, Shares (as defined in Section 2) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate Sales Price (as defined in Section 2) of up to $1,000,000,000 (the “Maximum Amount”) may be offered and sold. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the number and aggregate Sales Price of the Shares offered and sold under this Agreement shall be the sole responsibility of the Company, and none of the Agents, the Forward Sellers or the Forward Purchasers shall have any obligation in connection with such compliance. The offer and sale of the Shares will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company and became effective upon filing under Rule 462(e) under the Securities Act of 1933, as amended, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Shares. The Company agrees that, whenever it determines to sell Shares directly to an Agent as principal, the Company will enter into a separate written agreement with such Agent containing the terms and conditions of such sale.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-270060), including a base prospectus, relating to certain securities, including the Shares, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Agents and the Forward Sellers, for use by the Agents and the Forward Sellers, by email or other electronic transmission, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement relating to the Shares. Except where the context otherwise requires, such registration statement, including all documents incorporated or deemed incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B under the Securities Act, is herein called the “Registration Statement”. The base prospectus, including all documents incorporated or deemed to be incorporated by reference therein, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such base prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, is herein called the “Prospectus”. Any reference herein to the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein, and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

SECTION 2. Certain Defined Terms.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period (as defined below) for any Forward (as defined below), the number of Forward Hedge Shares that the applicable Forward Seller has sold during such Forward Hedge Selling Period.

“Capped Number” means, for any Confirmation, the meaning set forth in such Confirmation.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the earlier of (i) the date on which the Agents shall have sold in the aggregate the Maximum Amount pursuant to this Agreement or (ii) the date this Agreement is terminated pursuant to Section 10(l) or Section 13.

“Confirmation” means, for each Forward, the contract evidencing such Forward between the Company and the applicable Forward Purchaser, which shall be comprised of a Master Forward Confirmation (as defined below) and the related Supplemental Confirmation (as defined in Section 4(c)) for such Forward, including all provisions incorporated by reference therein.

“Forward” means the transaction resulting from each Placement Notice (as defined in Section 3(a)) (as amended by the corresponding Acceptance (as defined in Section 3(b)), if applicable) specifying that it relates to a “Forward” and requiring the applicable Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, as specified in such Placement Notice and subject to the terms and conditions of this Agreement and the applicable Confirmation, the Forward Hedge Shares.

“Forward Hedge Amount” means, for any Forward, the amount specified as such in the Placement Notice for such Forward, which amount shall be the target aggregate Sales Price of the Forward Hedge Shares to be sold by the Forward Seller, subject to the terms and conditions of this Agreement.

“Forward Hedge Price” means, for any Confirmation, the product of (i) an amount equal to one minus the Forward Hedge Selling Commission Rate (as defined below) for such Confirmation and (ii) the Adjusted Volume-Weighted Hedge Price (as defined in the Master Forward Confirmation) for such Confirmation.

“Forward Hedge Selling Commission” means, for any Confirmation, the product of (i) the Forward Hedge Selling Commission Rate for such Confirmation and (ii) the Adjusted Volume-Weighted Hedge Price (as defined in the Master Forward Confirmation) for such Confirmation.

“Forward Hedge Selling Commission Rate” means, for any Confirmation, the amount of any commission, discount or other compensation to be received by the Forward Seller in the form of a reduced Forward Hedge Price for the corresponding Forward Purchaser, which shall be determined in accordance with the terms set forth on Exhibit C attached hereto and recorded in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable).

“Forward Hedge Selling Period” means, for any Confirmation, the period (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice specifying that it relates to a “Forward”) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day (as defined in Section 4(e)), the next Trading Day following such date; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (i) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (each as defined in the Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in, Section 2 of the Master Forward Confirmation or (ii) a “Bankruptcy Termination Event” (as defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence.

“Forward Hedge Settlement Date” means, for any sales of Forward Hedge Shares in connection with a Forward, unless specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made.

“Forward Hedge Shares” means all Common Stock borrowed by a Forward Purchaser or its affiliate and offered and sold by the applicable Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Issuance” means each occasion the Company elects to exercise its right to deliver a Placement Notice that does not involve a Forward and that specifies that it relates to an “Issuance” and requires an Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares as specified in such Placement Notice or to act as principal in connection therewith, subject to the terms and conditions of this Agreement.

“Issuance Amount” means, for any Issuance, the amount specified as such in the Placement Notice for such Issuance, which amount shall be the target aggregate Sales Price of the Issuance Shares in respect of such Issuance, subject to the terms and conditions of this Agreement.

“Issuance Selling Period” means the period of Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice specifying that it relates to an “Issuance”) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date.

“Issuance Shares” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Master Forward Confirmation” means a Master Confirmation for Issuer Share Forward Sale Transactions substantially in the form of Exhibit H attached hereto, including all provisions incorporated by reference therein.

“NYSE” means the New York Stock Exchange.

“Sales Price” means, for each Forward or each Issuance hereunder, the actual sale execution price of each Forward Hedge Share or Issuance Share, as the case may be, sold by an Agent or a Forward Seller on the NYSE hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.

“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.

“Settlement Date” means, unless the Company and an Agent shall otherwise agree, any Forward Hedge Settlement Date or any Issuance Settlement Date (as defined in Section 7(b)), as applicable.

“Shares” means Issuance Shares and Forward Hedge Shares, as applicable.

SECTION 3. Placements.

(a)              Upon the terms and subject to the conditions of this Agreement, on any Trading Day as provided in Section 3(c) during the Commitment Period on which (i) the conditions set forth in Section 10 have been satisfied and (ii) with respect to any Forward, no event described in clause (i) or clause (ii) of the proviso contained in the definition of Forward Hedge Selling Period shall have occurred, the Company may issue (in the case of an Issuance) and sell or cause to be sold Shares hereunder (each, a “Placement”), by notice to an Agent (in the case of an Issuance) or a Forward Seller and the applicable Forward Purchaser (in the case of a Forward), in each case by email notice (or other method mutually agreed to in writing by the parties hereto) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum specify whether it relates to an “Issuance” or a “Forward” and include the maximum number of Shares to be sold (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day, any minimum price below which sales may not be made or a formula pursuant to which such minimum price shall be determined and, as applicable, certain specified terms of the Forward (a “Placement Notice”), a form of which containing such necessary minimum sales parameters is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B attached hereto (with a copy to each of the other individuals from the Company listed on such exhibit) and shall be addressed to the individuals from the applicable Agent or the applicable Forward Seller and the applicable Forward Purchaser set forth on Exhibit B attached hereto, as such Exhibit B may be amended from time to time. In the case of a Forward, along with the Placement Notice, the Company shall deliver a duly executed Master Forward Confirmation, with terms corresponding to such Placement.

(b)              If an Agent or a Forward Seller and a Forward Purchaser, as applicable, wish to accept such proposed terms included in the Placement Notice and, in the case of a Forward, the Master Forward Confirmation (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, such Agent or such Forward Seller and Forward Purchaser, as applicable, will, prior to 4:30 p.m. (New York City time) on the Trading Day following the Trading Day on which such Placement Notice is delivered to such Agent or such Forward Seller and Forward Purchaser, as applicable (and, in the case of any Placement Notice delivered to such Agent or such Forward Seller and Forward Purchaser prior to 8:00 a.m. (New York City time) on a Trading Day, such Agent or such Forward Seller and Forward Purchaser, as applicable, will use their reasonable best efforts prior to 9:30 a.m. (New York City time) on such Trading Day to), issue to the Company a notice by email (or other method mutually agreed to in writing by the parties hereto) addressed to the individuals from the Company and such Agent or such Forward Seller and Forward Purchaser, as applicable, set forth on Exhibit B attached hereto setting forth the terms that such Agent or such Forward Seller and Forward Purchaser, as applicable, are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or an Agent or a Forward Seller and Forward Purchaser, as applicable, until the Company confirms its acceptance of all of the terms of such Placement Notice, as amended (the “Acceptance”), by (i) email addressed to the individuals from such Agent or such Forward Seller and Forward Purchaser, as applicable, set forth on Exhibit B attached hereto or (ii) telephone, with confirmation to be provided promptly thereafter by email or verifiable facsimile transmission addressed to the individuals from the Company and such Agent or such Forward Seller and Forward Purchaser, as applicable, set forth on Exhibit B attached hereto (or other method mutually agreed to in writing by the parties hereto), along with, in the case of a Forward, a duly executed amended Master Forward Confirmation with terms corresponding to such amended Placement. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of an Agent’s or a Forward Seller’s and Forward Purchaser’s, as applicable, acceptance of the terms of the Placement Notice or upon receipt by an Agent or a Forward Seller and Forward Purchaser, as applicable, of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Shares has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of Section 3(a), the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those in the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 10(l) or Section 13 or (v) any party hereto shall have suspended the sale of the Placement Shares in accordance with Section 5. The amount of any discount, commission or other compensation to be paid by the Company to an Agent, when such Agent is acting as agent, in connection with the sale of the Issuance Shares shall be calculated in accordance with the terms set forth on Exhibit C attached hereto. The amount of any discount, commission or other compensation to be paid by the Company to an Agent, when such Agent is acting as principal, in connection with the sale of the Placement Shares shall be as separately agreed in writing among the relevant parties hereto at the time of any such sales. With respect to an Issuance, it is expressly acknowledged and agreed that neither the Company nor any Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to an Agent and either (i) such Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended by such Agent, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. With respect to a Forward, it is expressly acknowledged and agreed that the Company, the applicable Forward Seller and the applicable Forward Purchaser will have no obligation whatsoever with respect to a Placement or any Placement Shares unless and until (i) the Company delivers a Placement Notice to such Forward Seller and Forward Purchaser and either (x) such Forward Seller and Forward Purchaser accept the terms of such Placement Notice or (y) where the terms of such Placement Notice are amended by such Forward Seller or Forward Purchaser, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), this Agreement and the applicable Master Forward Confirmation, and (ii) the Forward Purchaser executes and delivers to the Company the applicable Master Forward Confirmation. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

(c)               No Placement Notice may be delivered hereunder other than during the Commitment Period. No Placement Notice may be delivered hereunder if any Selling Period specified therein would overlap in whole or in part with (x) any Unwind Period under any Confirmation (as defined in such Confirmation) entered into between the Company and any Forward Purchaser or (y) any “unwind period” under any confirmation entered into between the Company and any “forward purchaser” pursuant to the Equity Distribution Agreement dated April 28, 2020, to which the Company is party, and no Placement Notice specifying that it relates to a “Forward” may be delivered if such Placement Notice, together with all prior Placement Notices (as amended by the corresponding Acceptance, if applicable) delivered by the Company relating to a Forward hereunder, would result in the aggregate Capped Number under all Confirmations entered into or to be entered into between the Company and the Forward Purchasers exceeding (x) 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement or (y) the number of authorized shares of Common Stock not reserved for other purposes.

SECTION 4. Sale of Shares.

(a)              Subject to the provisions of Section 7(a), for the period specified in a Placement Notice (as amended by the corresponding Acceptance, if applicable) delivered to an Agent specifying that it relates to an “Issuance,” such Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice (as amended by the corresponding Acceptance, if applicable). Such Agent will use its reasonable best efforts to provide a preliminary written summary to the Company (to each of those individuals set forth on Exhibit B attached hereto) no later than 6:00 p.m. (New York City time) on each Trading Day on which such Agent has made sales of Issuance Shares hereunder, and such Agent will provide written confirmation to the Company no later than the opening of the Trading Day immediately following the Trading Day on which such Agent has made sales of Issuance Shares hereunder, in each case setting forth the number of Issuance Shares sold on such day, the compensation payable by the Company to such Agent pursuant to Section 3(b) with respect to such sales, and the Net Proceeds (as defined in Section 7(b)) payable to the Company, with an itemization of the deductions made by such Agent (as set forth in Section 7(b)) from the gross proceeds that it receives from such sales.

(b)              Subject to the provisions of Section 7(d) and the applicable Confirmation, upon the delivery of a Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward” and execution and delivery by the parties thereto of the applicable Master Forward Confirmation, the applicable Forward Purchaser will use its commercially reasonable efforts to borrow (or cause its affiliate to borrow), offer and sell Forward Hedge Shares through the applicable Forward Seller to hedge the Forward, and the applicable Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares at market prevailing prices up to the Forward Hedge Amount specified in such Placement Notice (as amended by the corresponding Acceptance, if applicable), and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Such Forward Seller will use its reasonable best efforts to provide a preliminary written summary to the Company (to each of those individuals set forth on Exhibit B attached hereto) no later than 6:00 p.m. (New York City time) on each Trading Day on which such Forward Seller has made sales of Forward Hedge Shares hereunder, and such Forward Seller will provide written confirmation to the Company no later than the opening of the Trading Day immediately following the Trading Day on which such Forward Seller has made sales of Forward Hedge Shares hereunder, in each case setting forth the number of Forward Hedge Shares sold on such day, the corresponding Sales Price and the Forward Hedge Price payable to such Forward Purchaser in respect thereof.

(c)               No later than the opening of the Trading Day immediately following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, the date on which any Forward Hedge Selling Period is suspended or terminated pursuant to Section 3 or the applicable Confirmation), the Forward Purchaser shall execute and deliver to the Company a supplemental confirmation in the form of Schedule A attached to Exhibit H attached hereto in respect of the Forward for such Forward Hedge Selling Period (each, a “Supplemental Confirmation”), which Supplemental Confirmation shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the applicable Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the applicable Master Forward Confirmation, be the date one Settlement Cycle (as defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Number of Shares” for such Forward (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Initial Forward Price” for such Forward, the “Spread” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Adjusted Volume-Weighted Hedge Price” for such Forward, the “Threshold Price” for such Forward, the “Initial Stock Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Maximum Stock Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Threshold Number of Shares” for such Forward, the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Date” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amount” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Regular Dividend Amounts” for such Forward (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward).

(d)              Notwithstanding anything herein to the contrary, any Forward Purchaser’s obligation to use its commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and the applicable Forward Seller’s obligation to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to the last paragraph of Section 3 of the applicable Master Forward Confirmation.

(e)              Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Placement Shares may be offered and sold by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on the NYSE or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Placement Shares may be offered and sold by any other method permitted by law, including, without limitation, in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.

SECTION 5. Suspension of Sales.

The Company, an Agent, a Forward Seller or a Forward Purchaser may, upon notice to the other relevant parties hereto in writing (including by email correspondence to the individuals of the other relevant parties hereto set forth on Exhibit B attached hereto, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of such other relevant parties set forth on Exhibit B attached hereto), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair the obligations of any party hereto with respect to any Placement Shares sold hereunder prior to the receipt of such notice (and, in the case of any Forward Hedge Shares, the resulting Confirmation). Each of the parties hereto agrees that no such notice under this Section 5 shall be effective against the other parties hereto unless it is made to one of the individuals named on Exhibit B attached hereto.

SECTION 6. Representations and Warranties.

(a)              Representations and Warranties by the Company. The Company represents and warrants to each Agent, each Forward Seller and each Forward Purchaser as of the date hereof, as of each Representation Date (as defined in Section 8(o)) on which a certificate is required to be delivered pursuant to Section 8(o), as of the date each Placement Notice is effective, as of the time of each sale of any Shares pursuant to this Agreement (each, an “Applicable Time”) and as of each Settlement Date, and agrees with each Agent, each Forward Seller and each Forward Purchaser, as follows:

(1)              Compliance with Registration Requirements. The offer and sale of the Shares have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement has become effective under the Securities Act, and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined in Section 20), or the effectiveness of the Registration Statement, has been issued and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times each of the Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act. At the respective times that each of the Registration Statement and any post-effective amendments thereto became or becomes effective and that any Annual Report on Form 10-K of the Company is filed with the Commission, the Company met or will meet the eligibility requirements for use of a registration statement on Form S-3. The Registration Statement meets, and the offering and sale of the Shares as contemplated hereby comply with, the requirements of Rule 415 under the Securities Act. The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by the Agents, the Forward Sellers and the Forward Purchasers expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the legal and/or marketing names of the Agents, the Forward Sellers and the Forward Purchasers appearing on the front cover page of the Prospectus.

The copies of the Registration Statement and any amendments thereto, any other preliminary prospectus, each “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) that is required to be filed with the Commission pursuant to Rule 433 under the Securities Act and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Agents or the Forward Sellers (electronically or otherwise) in connection with the offering of the Shares were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Each “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act, relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act, whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Shares or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit G attached hereto, in each case in the form furnished (electronically or otherwise) to the Agents or the Forward Sellers for use in connection with the offering of the Shares (each, an “Issuer Free Writing Prospectus”), as of its issue date and (except to the extent such Issuer Free Writing Prospectus has been superseded or modified by a subsequent Issuer Free Writing Prospectus) as of each Applicable Time and Settlement Date, did not, does not and will not (A) include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified, or (B) when read together with the information in the Registration Statement and the Prospectus (as each may be amended or supplemented), include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with information furnished to the Company in writing by the Agents, the Forward Sellers and the Forward Purchasers expressly for use therein.

At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the time the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act and at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, including not having been and not being an “ineligible issuer”, as defined in Rule 405 under the Securities Act. Without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 under the Securities Act for the use of a free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with the offering contemplated hereby.

Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act. No such document, when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Registration Statement is an automatic shelf registration statement (as defined for purposes of this Section 6(a)(1) in Rule 405 under the Securities Act) and initially became effective not earlier than the date that is three years prior to the date hereof. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form, and the Shares have been and remain eligible for registration by the Company on an automatic shelf registration statement form.

(2)              Prior Written Communications. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) under the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the Securities Act and otherwise complied with the requirements of Rule 163 under the Securities Act, including, without limitation, the legending requirement.

(3)              NYSE. The outstanding shares of Common Stock and the Placement Shares to be sold by the Company hereunder and under any applicable Confirmation have been approved for listing, subject only to official notice of issuance, on the NYSE, or the Company shall have filed an application for listing of the Placement Shares on the NYSE at, or prior to, the issuance of any Placement Notice. The outstanding shares of Common Stock and the Placement Shares to be sold by the Company hereunder are registered pursuant to Section 12(b) of the Exchange Act. The Company has not taken any action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting any such securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(4)              Permitted Free Writing Prospectus. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares to be sold hereunder by the Agents in their capacity as principals or agents or the Forward Sellers in their capacity as agents, other than the Prospectus and any Permitted Free Writing Prospectus reviewed and consented to by the relevant Agents and the relevant Forward Sellers.

(5)              Actively Traded Security. The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(6)              Absence of Manipulation. Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to, cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(7)              Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Shares to be sold hereunder.

(8)              No Other Contracts. Other than this Agreement and the Confirmations, if any, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person or entity that would give rise to a valid claim against the Company or any of its subsidiaries or any Agent, Forward Seller or Forward Purchaser for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

(9)              Organization. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan and has all requisite authority to own or lease its properties and conduct its business as described in the Prospectus and to consummate the transactions contemplated hereby and by any Confirmation, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as described in the Prospectus or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(10)         Significant Subsidiaries. Each significant subsidiary (as defined in Rule 405 under the Securities Act, and herein called a “Significant Subsidiary”) of the Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite authority to own or lease its properties and conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as described in the Prospectus or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(11)         Shares. The Shares to be sold by the Company hereunder and under any Confirmation have been duly authorized by the Company. The Shares, when issued and delivered by the Company pursuant to this Agreement and any Confirmation against payment of the consideration set forth herein or therein, will be duly and validly issued, fully paid and non-assessable. The Shares will conform in all material respects to the descriptions thereof in the Prospectus and such descriptions conform in all material respects to the rights set forth in the instruments defining the same. The Company knows of no reason that any holder of the Shares would be subject to personal liability solely by reason of being such a holder. The issuance of the Shares is not subject to any preemptive or other similar rights of any securityholder of the Company or any of its subsidiaries.

(12)         Capital Stock. The shares of capital stock of the Company outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(13)         Equity Distribution Agreement and Confirmations. This Agreement has been, and each Confirmation, if any, will be, duly authorized, executed and delivered by the Company, and the Company has full corporate power and authority to enter into, and perform its obligations under, this Agreement and the Confirmations, if any.

(14)         Ownership of Capital Stock. Except for the outstanding shares of preferred stock of Consumers Energy Company, all of the outstanding capital stock of each of Consumers Energy Company and NorthStar Clean Energy Company is owned directly or indirectly by the Company, free and clear of any security interest, claim, lien or other encumbrance (except as disclosed in the Prospectus) or preemptive rights, and there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any of Consumers Energy Company and NorthStar Clean Energy Company or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any such capital stock, any such convertible or exchangeable securities or any such rights, warrants or options.

(15)         Permits. Each of the Company and Consumers Energy Company has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain, declare or file the foregoing would not have a Material Adverse Effect.

(16)         Consents. No order, license, consent, authorization or approval of, exemption by, giving of notice to, or registration with, any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, and no filing, recording, publication or registration in any public office or any other place, was or is now required to be obtained by the Company to authorize its execution or delivery of, or the performance of its obligations under, this Agreement or any Confirmation, except such as have been obtained or may be required under state securities or blue sky laws or as referred to in the Prospectus.

(17)         No Conflicts. None of the issuance or sale of the Shares, or the execution or delivery by the Company of, or the performance by the Company of its obligations under, this Agreement, any Confirmations or the Shares, did or will conflict with, result in a breach of any of the terms or provisions of, or constitute a default or require the consent of any party under, the Company’s Restated Articles of Incorporation, as amended, or Amended and Restated Bylaws, any material agreement or instrument to which it is a party, any existing applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties or assets, or did or will result in the creation or imposition of any lien on the Company’s properties or assets.

(18)         Capitalization. The Company has an authorized capitalization as set forth in the Prospectus.

(19)         No Proceedings. Except as disclosed in the Prospectus, there is no action, suit, proceeding, inquiry or investigation (at law or in equity or otherwise) pending or, to the knowledge of the Company, threatened against the Company or any Significant Subsidiary of the Company before or brought by any court or governmental authority that (i) questions the validity, enforceability or performance of this Agreement, any Confirmations or the Shares or (ii) would reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability of the Company to perform its obligations hereunder or under any Confirmation or the consummation of the transactions contemplated by this Agreement or any Confirmation.

(20)         No Material Adverse Change. There has not been any material and adverse change, or any development involving a prospective material and adverse change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Significant Subsidiaries, taken as a whole, from that set forth or incorporated by reference in the Prospectus (other than changes referred to in or contemplated by the Prospectus).

(21)         No Defaults. Except as set forth in the Prospectus, no event or condition exists that constitutes, or with the giving of notice or lapse of time or both would constitute, a default or any breach or failure to perform by the Company or any of its Significant Subsidiaries, taken as a whole, in any material respect under any indenture, mortgage, loan agreement, lease or other material agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of its respective properties may be bound.

(22)         Investment Company Status. The Company, after giving effect to the offering and sale of the Shares and application of the proceeds, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(23)         Disclosure Controls and Procedures. The Company’s chief executive officer and chief financial officer are responsible for establishing and maintaining the Company’s disclosure controls and procedures. The Company’s management, under the direction of the Company’s principal executive and financial officers, has evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days of the filing of the Company’s most recent annual report on Form 10-K. Based on such evaluation, the Company’s chief executive officer and chief financial officer have concluded that the Company’s disclosure controls and procedures are effective to ensure that material information was presented to them and properly disclosed. There have been no significant changes in the Company’s internal controls or in other factors that could significantly affect internal controls subsequent to such evaluation.

(24)         Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus is prepared in accordance with the Commission’s rules applicable thereto. The Company is not aware of any material weakness in its internal controls over financial reporting.

(25)         Environmental Matters. Except as described in the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(26)         Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a basis substantially consistent throughout the periods covered thereby, except where an exception thereto has been adequately described therein, and the supporting schedules incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein; the other financial information incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries, or, in the case of data not derivable from the accounting records of the Company and its consolidated subsidiaries, other data in the possession of the Company and its consolidated subsidiaries, and presents fairly the information shown thereby; and any pro forma financial information and the related notes thereto incorporated by reference in the Registration Statement and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying any such pro forma financial information are reasonable and are set forth in the Registration Statement and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus conform in all material respects to the requirements of the Commission’s rules applicable thereto.

(27)         Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies, procedures and/or practices designed to ensure, in its reasonable judgment, compliance in all material respects by the Company, its subsidiaries and their respective directors, officers, employees and agents with (i) all laws, rules and regulations of any jurisdiction applicable to the Company or any of its subsidiaries from time to time concerning or relating to bribery or corruption (“Anti-Corruption Laws”) and (ii) all applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (A) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”) or the U.S. Department of State, or (B) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”). The Company, its subsidiaries and their respective officers and employees, and, to the knowledge of the Company, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Company, any of its subsidiaries or, to the knowledge of the Company or any such subsidiary, any of their respective directors, officers or employees, is (1) a person or entity listed in any Sanctions-related list of designated persons or entities maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, (2) a person or entity operating, organized or resident in a country, region or territory that is itself the subject or target of any Sanctions (at the time of this Agreement, including, without limitation, Crimea, Cuba, Iran, North Korea, Russia, Syria, the non-government controlled areas of Zaporizhzhia and Kherson, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065) (each, a “Sanctioned Country”) or (3) a person or entity owned or controlled by any such person or persons or entity or entities described in the foregoing clause (1) or clause (2) (each, a “Sanctioned Person”). No transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

(28)         Ongoing Compliance with Anti-Corruption Laws and Sanctions. The Company will maintain in effect and enforce policies, procedures and/or practices designed to ensure, in its reasonable judgment, compliance in all material respects by the Company, its subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(29)         No Unlawful Use of Proceeds. The Company shall not directly or knowingly indirectly use, and shall procure that its subsidiaries and its or their respective directors, officers, employees and agents shall not directly or knowingly indirectly use, the proceeds of the issuance and sale of the Shares (i) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any person or entity in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto. Notwithstanding the foregoing, the Company’s and its subsidiaries’ provision of utility services in the ordinary course of business in accordance with applicable law, including Anti-Corruption Laws and applicable Sanctions, shall not constitute a violation of this Section 6(a)(29).

(30)         IT Systems and Data. Except as disclosed in the Prospectus, there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers and vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are presently in compliance with all applicable laws and statutes, all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, all internal policies and all contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices. The Company and its subsidiaries have policies and procedures in place designed to ensure the integrity and security of the IT Systems and Data and comply with such policies and procedures in all material respects.

(b)              Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Agents, the Forward Sellers or the Forward Purchasers or to counsel for the Agents, the Forward Sellers or the Forward Purchasers shall be deemed a representation and warranty by the Company to the Agents, the Forward Sellers and the Forward Purchasers, as applicable, as to the matters covered thereby.

SECTION 7. Sale and Delivery; Settlement.

(a)              Sale of Issuance Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon an Agent’s acceptance of the terms of a Placement Notice specifying that it relates to an “Issuance” or upon receipt by an Agent of an Acceptance, as the case may be, and unless the sale of the Issuance Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, such Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance that any Agent will be successful in selling Issuance Shares, (ii) no Agent will incur any liability or obligation to the Company or any other person or entity if it does not sell Issuance Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 7 and (iii) no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by such Agent in a Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)              Settlement of Issuance Shares. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Issuance Shares will occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, an “Issuance Settlement Date”). Unless otherwise agreed to by each of the relevant parties hereto, the amount of proceeds to be delivered to the Company on an Issuance Settlement Date against receipt of the Issuance Shares sold (the “Net Proceeds”) will be equal to the aggregate Sales Price received by an Agent at which such Issuance Shares were sold, after deduction for (i) such Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 3(b) and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c)               Delivery of Issuance Shares. On or before each Issuance Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting the applicable Agent’s or its designee’s account (provided such Agent shall have given the Company written notice of such designee prior to the Issuance Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the relevant parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Issuance Settlement Date, the applicable Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company in writing prior to the Issuance Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Issuance Shares on an Issuance Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 11, the Company will (i) hold such Agent harmless against any loss, liability, claim, damage or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to such Agent any commission, discount or other compensation to which such Agent would otherwise have been entitled absent such default.

(d)              Sale of Forward Hedge Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions in this Agreement and the applicable Master Forward Confirmation, upon acceptance by a Forward Purchaser and a Forward Seller of the terms of a Placement Notice specifying that it relates to a “Forward” or upon receipt by a Forward Purchaser and a Forward Seller of an Acceptance, as the case may be, and execution and delivery by all relevant parties of the related Master Forward Confirmation, and unless the sale of the Forward Hedge Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement or such Master Forward Confirmation (including, without limitation, as a result of any event described in clause (i) or (ii) of the proviso contained in the definition of Forward Hedge Selling Period), such Forward Purchaser will use its commercially reasonable efforts to borrow or cause its affiliate to borrow a number of Forward Hedge Shares sufficient to have an aggregate Sales Price as close as reasonably practicable to the Forward Hedge Amount specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), and the applicable Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares at market prevailing prices, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Forward Purchasers acknowledges and agrees that (i) there can be no assurance that any Forward Purchaser or its affiliate will be successful in borrowing or that any Forward Seller will be successful in selling Forward Hedge Shares, (ii) no Forward Seller will incur any liability or obligation to the Company, any Forward Purchaser or any other person or entity if it does not sell Forward Hedge Shares borrowed by such Forward Purchaser or its affiliate for any reason other than a failure by such Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 7 and (iii) no Forward Purchaser will incur any liability or obligation to the Company, the related Forward Seller or any other person or entity if it or its affiliate does not borrow Forward Hedge Shares for any reason other than a failure by such Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliate to borrow such Forward Hedge Shares as required under this Section 7. In acting hereunder, each Forward Seller will be acting as an agent for the applicable Forward Purchaser and not as principal.

(e)              Delivery of Forward Hedge Shares. On or before each Forward Hedge Settlement Date, the applicable Forward Purchaser will, or will cause the transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the applicable Forward Seller’s or its designee’s account (provided such Forward Seller shall have given the applicable Forward Purchaser written notice of such designee prior to the Forward Hedge Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the relevant parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Forward Hedge Settlement Date, the applicable Forward Seller will deliver the related aggregate Forward Hedge Price to the applicable Forward Purchaser in same day funds to an account designated by such Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

(f)                Denominations; Registration. The Shares shall be in such denominations and registered in such names (each of which shall be a direct participant in The Depository Trust Company) as an Agent or a Forward Seller, as applicable, may request in writing at least one full Trading Day before each Settlement Date. The Company or a Forward Purchaser, as applicable, shall deliver the Shares, if any, through the facilities of The Depository Trust Company unless each of the relevant parties hereto shall otherwise agree.

(g)              Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate Sales Price of the Shares sold pursuant to this Agreement would exceed the least of (A) the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be offered and sold under this Agreement and notified to an Agent or a Forward Seller, as applicable, in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to an Agent or a Forward Seller, as applicable, in writing. Further, under no circumstances shall the aggregate Sales Price of Shares sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1, exceed the Maximum Amount.

(h)              Blackout Period. Notwithstanding any other provision of this Agreement, the Company, each Agent, each Forward Purchaser and each Forward Seller agree that no sales of Placement Shares shall take place, the Company shall not request the sale of any Placement Shares that would be sold, and no Agent, Forward Purchaser or Forward Seller shall be obligated to sell, during any period in which the Company is, or could be deemed to be, in possession of material non-public information.

(i)                Limitations on Agents and Forward Sellers. The Company agrees that any offer to sell Shares, any solicitation of an offer to buy Shares or any sales of Shares shall only be effected by or through only one Agent or Forward Seller, as the case may be, on any single given day, but in no event by more than one, and the Company shall in no event request that more than one Agent or Forward Seller, as the case may be, sell Shares on the same day; provided, however, that the foregoing limitation shall not apply (i) to the exercise of any option, warrant, right or conversion privilege set forth in the instrument governing such security, (ii) to sales solely to employees or securityholders of the Company or its subsidiaries or to a trustee or other person or entity acquiring such securities for the accounts of such persons or entities or (iii) on any day during which no sales are made pursuant to this Agreement.

SECTION 8. Covenants of the Company.

The Company covenants with the Agents, the Forward Sellers and the Forward Purchasers as follows:

(a)              Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by the Agents or the Forward Sellers under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or similar rule under the Securities Act): (i) the Company will notify the Agents, the Forward Sellers and the Forward Purchasers promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Agents’, the Forward Sellers’ and the Forward Purchasers’ request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agents’, the Forward Sellers’ or the Forward Purchasers’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares (provided, however, that the failure of the Agents, the Forward Sellers or the Forward Purchasers to make such request shall not relieve the Company of any obligation or liability hereunder or affect the Agents’, the Forward Sellers’ or the Forward Purchasers’ right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares unless a copy thereof has been submitted to the Agents, the Forward Sellers and the Forward Purchasers within a reasonable period of time before the filing and the Agents, the Forward Sellers and the Forward Purchasers have not reasonably objected thereto (provided, however, that the failure of the Agents, the Forward Sellers or the Forward Purchasers to make such objection shall not relieve the Company of any obligation or liability hereunder or affect the Agents’, the Forward Sellers’ or the Forward Purchasers’ right to rely on the representations and warranties made by the Company in this Agreement), and the Company will furnish to the Agents, the Forward Sellers and the Forward Purchasers at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8) under the Securities Act).

(b)              Notice of Commission Stop Orders. The Company will advise the Agents, the Forward Sellers and the Forward Purchasers, promptly after it receives notice or obtains knowledge thereof, of (i) the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (ii) any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, (iii) the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, the loss or suspension of any exemption from any such qualification or the initiation or threatening of any proceedings for any of such purposes, (iv) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or (v) the Company becoming the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. Other than during any period of suspension triggered upon notice from the Company to the Agents, the Forward Sellers or the Forward Purchasers in accordance with Section 5, the Company will make every commercially reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Placement Shares for offering or sale and any loss or suspension of any exemption from any such qualification and, if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c)               Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents, the Forward Sellers and the Forward Purchasers and their counsel (at the expense of the Company) by email or other electronic transmission copies of the Registration Statement and the Prospectus (including all documents incorporated by reference therein, except for those documents available via EDGAR) and all amendments and supplements to the Registration Statement and the Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein, except for those documents available via EDGAR), in each case as soon as reasonably practicable. The copies of the Registration Statement and the Prospectus and any amendments or supplements thereto furnished to the Agents, the Forward Sellers and the Forward Purchasers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)              Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Shares (including, without limitation, pursuant to Rule 172 or similar rule under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents, the Forward Sellers and the Forward Purchasers or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Agents, the Forward Sellers and the Forward Purchasers to suspend the offering of Placement Shares during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Agents, the Forward Sellers and the Forward Purchasers by email or other electronic transmission copies of such amendment or supplement as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or, when read together with the information in the Registration Statement and the Prospectus (as each may be amended or supplemented), included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Agents, the Forward Sellers and the Forward Purchasers to suspend the offering of Placement Shares during such period and the Company will, subject to Section 8(a), promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)              Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agents, the Forward Sellers and the Forward Purchasers, to qualify the Placement Shares for offering and sale, or to obtain an exemption for the Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions within the United States as the Agents, the Forward Sellers and the Forward Purchasers may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or to comply with other requirements deemed by the Company to be unduly burdensome. In each jurisdiction in which the Placement Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Shares.

(f)                Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents, the Forward Sellers and the Forward Purchasers the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)              Use of Proceeds. The Company will use the Net Proceeds from the sale of the Placement Shares and the proceeds received under any Confirmation in the manner specified in the Prospectus under “Use of Proceeds”.

(h)              Listing. During any period in which the Prospectus relating to the Placement Shares is required to be delivered under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or similar rule under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the NYSE.

(i)                Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j)                Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or similar rule under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k)              Sales of Common Stock. During any time that a Placement Notice (as amended by the corresponding Acceptance, if applicable) is in effect, the Company will not (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or a post-effective amendment to the Registration Statement) or (B) enter into any, or announce the intention to enter into any, swap or other agreement or transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or clause (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (w) Common Stock to be offered and sold through the Agents and the Forward Sellers pursuant to this Agreement and Common Stock to be delivered pursuant to any outstanding forward sale agreement with the Company, (x) Common Stock issuable pursuant to the Company’s stock purchase plan as it may be amended or replaced from time to time, (y) equity incentive awards approved by the board of directors of the Company or the compensation and human resources committee thereof or the issuance of Common Stock upon exercise thereof and (z) Common Stock issuable upon the conversion, exchange or exercise of outstanding securities, warrants, rights, options or other similar instruments.

(l)                Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise the Agents, the Forward Sellers and the Forward Purchasers, promptly after it shall have received notice or obtained knowledge thereof or developed its intention to tender a Placement Notice or sell Placement Shares, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agents, the Forward Sellers or the Forward Purchasers, as applicable, pursuant to this Agreement.

(m)           Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agents or the Forward Sellers and the Forward Purchasers, as applicable, or their respective agents at or before a Representation Date on which the Company is required to provide a certificate pursuant to Section 8(o), including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request.

(n)              Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q, in its annual report on Form 10-K and/or on a current report on Form 8-K (i) the number of Placement Shares sold pursuant to this Agreement and (ii) the Net Proceeds to the Company with respect to such Placement Shares.

(o)              Representation Dates; Certificate. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and:

(1)             each time the Company:

(i)       files the Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares by means of a post-effective amendment, sticker or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Shares;

(ii)       files an annual report on Form 10-K under the Exchange Act;

(iii)       files a quarterly report on Form 10-Q under the Exchange Act; or

(iv)       files a report on Form 8-K containing amended financial information (other than to “furnish” information pursuant to Item 2.02 or 7.01 of Form 8-K (including in an earnings release)) under the Exchange Act; and

(2)       at any other time reasonably requested by the Agents, the Forward Sellers or the Forward Purchasers (each such date of filing of one or more of the documents referred to in Section 8(o)(1) and any time of request pursuant to this Section 8(o)(2) shall be a “Representation Date”), the Company shall furnish the Agents, the Forward Sellers and the Forward Purchasers with a certificate, in the form attached hereto as Exhibit F, within two Trading Days following any Representation Date (except in the case of a waiver under the following sentence (a “Waiver”), in which case such certificate shall be furnished with or preceding the relevant Placement Notice). The requirement to provide a certificate under this Section 8(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which Waiver shall continue until the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date). Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such Waiver and did not provide the Agents, the Forward Sellers and the Forward Purchasers with a certificate under this Section 8(o), then, before the Company delivers the Placement Notice or any Agent or Forward Seller sells any Placement Shares, the Company shall provide the Agents, the Forward Sellers and the Forward Purchasers with a certificate, in the form attached hereto as Exhibit F, dated the date of the Placement Notice.

(p)              Legal Opinion and Negative Assurance. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, and within two Trading Days following each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F (except in the case of a Waiver, in which case no later than such time that the relevant Placement Notice is furnished), the Company shall cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers a written opinion of Melissa M. Gleespen, Vice President, Corporate Secretary and Chief Compliance Officer of the Company (“Company Counsel”), or other counsel satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, and a written opinion and negative assurance letter of Sidley Austin LLP, special counsel to the Company (“External Counsel”), in each case in form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers and their counsel, dated the date that the opinion or negative assurance is required to be delivered, substantially similar to the form attached hereto as Exhibit D and Exhibit E, respectively, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that, in lieu of such opinions and negative assurances for subsequent Representation Dates, such counsel may furnish the Agents, the Forward Sellers and the Forward Purchasers with a letter (a “Reliance Letter”) to the effect that the Agents, the Forward Sellers and the Forward Purchasers may rely on a prior opinion or negative assurance delivered under this Section 8(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion or negative assurance shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q)              Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, and within two Trading Days following each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F (except in the case of a Waiver, in which case no later than such time that the relevant Placement Notice is furnished), the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Agents a letter (a “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Agents, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(r)               Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for or purchase the Shares to be issued and sold pursuant to this Agreement or pay anyone other than the Agents and the Forward Sellers any compensation for soliciting purchases of the Shares to be issued and sold pursuant to this Agreement; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act; provided, further, that no such bids or purchases shall be made by the Company during the three Trading Days before or after any sale of any Shares pursuant to this Agreement.

(s)               Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended, assuming no change in the Commission’s current interpretation as to entities that are not considered to be an investment company.

(t)               Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(u)              No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the relevant Agents in their capacity as principals or agents hereunder or the relevant Forward Sellers in their capacity as agents hereunder, none of the Company (including its agents and representatives, other than the Agents in their capacity as such), the Agents or the Forward Sellers will, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by or through the Agents or the Forward Sellers as principals or agents hereunder.

(v)              Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the Agents, the Forward Sellers and the Forward Purchasers, and sales of the Placement Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party hereto.

(w)            Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Renewal Date”). If, immediately prior to the third anniversary of the Renewal Date, this Agreement has not terminated and a prospectus is required to be delivered or made available by the Agents, the Forward Sellers or the Forward Purchasers under the Securities Act or the Exchange Act in connection with the sale of the Shares, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Shares, and, if such registration statement is not an automatic shelf registration statement, will use its commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and the Company will take all other reasonable actions necessary or appropriate to permit the public offer and sale of such Shares to continue as contemplated in the expired registration statement relating to such Shares. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.

(x)              Reservation of Shares. The Company shall reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement and any Confirmation.

(y)              Maximum Amount. The Company will promptly notify the Agents, the Forward Sellers and the Forward Purchasers in writing when the Maximum Amount has been sold pursuant to this Agreement. Prior to receipt of such written notice, each of the Agents, the Forward Sellers and the Forward Purchasers shall be entitled to assume for all purposes that the Maximum Amount has not been sold pursuant to this Agreement.

SECTION 9. Payment of Expenses.

The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Agents, the Forward Sellers and the Forward Purchasers of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of any certificates for the Placement Shares to the Agents, the Forward Sellers and the Forward Purchasers, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to the Agents, the Forward Sellers and the Forward Purchasers, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Shares under securities laws in accordance with the provisions of Section 8(e), including filing fees and the reasonable fees and disbursements of counsel for the Agents, the Forward Sellers and the Forward Purchasers in connection therewith and in connection with the preparation of a state securities law or “blue sky” survey and any supplements thereto, (vi) the printing and delivery to the Agents, the Forward Sellers and the Forward Purchasers of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents, the Forward Sellers and the Forward Purchasers to investors, (vii) the preparation, printing and delivery to the Agents, the Forward Sellers and the Forward Purchasers of copies of any state securities law or “blue sky” survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of any custodian, transfer agent and registrar for the Shares, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agents, the Forward Sellers and the Forward Purchasers in connection with, any review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Shares and (x) the fees and expenses incurred in connection with the listing of the Placement Shares on the NYSE. Except as expressly provided in this Agreement, the Agents, the Forward Sellers and the Forward Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 10. Conditions of the Agents’, the Forward Sellers’ and the Forward Purchasers’ Obligations.

The obligations of the Agents, the Forward Sellers and the Forward Purchasers hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder and to the following further conditions:

(a)              Effectiveness of Registration Statement; Filing Fees. The Registration Statement shall remain effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Shares contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company shall have paid the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) under the Securities Act either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

(b)              No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or pursuant to Section 8A of the Securities Act; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction of or within the United States or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the Prospectus and any Issuer Free Writing Prospectus (when read together with the Registration Statement and the Prospectus (as each may be amended or supplemented)), it will not include any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)               No Misstatement or Material Omission. None of the Agents, the Forward Sellers or the Forward Purchasers shall have advised the Company that the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus (when read together with the Registration Statement and the Prospectus (as each may be amended or supplemented)) or any amendment or supplement thereto contains an untrue statement of fact that in such Agent’s, Forward Seller’s or Forward Purchaser’s reasonable opinion is material or omits to state a fact that in such Agent’s, Forward Seller’s or Forward Purchaser’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)              Material Changes. Except as referred to in or contemplated by the Prospectus, as amended or supplemented (including the documents incorporated or deemed incorporated by reference therein), there shall have been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole.

(e)              Opinions and Negative Assurance of Counsel for Company. The Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable opinions and negative assurances of Company Counsel and External Counsel required to be delivered pursuant to Section 8(p) on or before the date on which such delivery of such opinion and negative assurance is required pursuant to Section 8(p).

(f)                Representation Certificate. The Agents, the Forward Sellers and the Forward Purchasers shall have received the certificate required to be delivered pursuant to Section 8(o) on or before the date on which delivery of such certificate is required pursuant to Section 8(o).

(g)              Accountant’s Comfort Letter. The Agents shall have received the Comfort Letter required to be delivered pursuant to Section 8(q) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 8(q).

(h)              Approval for Listing. The Placement Shares shall have been approved for listing on the NYSE, subject only to notice of issuance, or the Company shall have filed an application for listing of the Placement Shares on the NYSE at, or prior to, the issuance of any Placement Notice.

(i)                No Suspension. Trading in the Shares shall not have been suspended on the NYSE.

(j)                Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 8(o), counsel for the Agents, the Forward Sellers and the Forward Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(k)              Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Shares hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.

(l)                Termination of Agreement. If any condition specified in this Section 10 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by any Agent, Forward Seller or Forward Purchaser by notice to the Company and the other parties hereto, and such termination shall be without liability of any party hereto to any other party hereto except as provided in Section 9 and except that, in the case of any termination of this Agreement, Section 6, Section 11, Section 12, Section 14, Section 15, Section 17, Section 18, Section 19, Section 21 and Section 23 shall survive such termination and remain in full force and effect.

(m)           Maximum Amount. The Company shall not have issued a Placement Notice to sell an Issuance Amount or a Forward Hedge Amount, as the case may be, where the sum of (i) the Sales Price of the requested Issuance Amount or Forward Hedge Amount, as applicable, plus (ii) the aggregate Sales Price of all Shares sold under all previous Issuances and Forwards effected pursuant to this Agreement exceeds the Maximum Amount.

SECTION 11. Indemnification; Contribution.

(a)              Indemnification by the Company. The Company agrees, to the extent permitted by law, to indemnify and hold harmless each of the Agents, the Forward Sellers and the Forward Purchasers, their respective affiliates and each person, if any, who controls any of the Agents, the Forward Sellers and the Forward Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or otherwise, and to reimburse the Agents, the Forward Sellers and the Forward Purchasers and such affiliates and controlling person or persons, if any, for any legal or other expenses incurred by them in connection with defending any action, suit or proceeding (including governmental investigations) as provided in Section 11(c), insofar as such losses, claims, damages, liabilities or actions, suits or proceedings (including governmental investigations) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or, if the Prospectus shall be amended or supplemented, in the Prospectus as so amended or supplemented, the information contained in any Issuer Free Writing Prospectus or any issuer information (within the meaning of Rule 433 under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Act or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions, suits or proceedings (including governmental investigations) arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission that was made in such Registration Statement or Prospectus, or in the Prospectus as so amended or supplemented, any Issuer Free Writing Prospectus or any issuer information (within the meaning of Rule 433 under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act in reliance upon and in conformity with information furnished in writing to the Company by the Agents, the Forward Sellers and the Forward Purchasers expressly for use therein, which information shall be limited to the matters set forth in the second sentence of the third paragraph of Section 6(a)(1).

The Company’s indemnity agreement contained in this Section 11(a), and the covenants, representations and warranties of the Company contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any person, and shall survive the delivery of and payment for the Shares hereunder, and the indemnity agreement contained in this Section 11 shall survive any termination of this Agreement. The liabilities of the Company in this Section 11(a) are in addition to any other liabilities of the Company under this Agreement or otherwise.

(b)              Indemnification by the Agents, the Forward Sellers and the Forward Purchasers. Each Agent, Forward Seller and Forward Purchaser agrees, severally and not jointly, to the extent permitted by law, to indemnify, hold harmless and reimburse the Company, its directors and such of its officers as shall have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent and upon the same terms as the indemnity agreement of the Company set forth in Section 11(a), but only with respect to alleged untrue statements or omissions made in the Registration Statement, the Prospectus, as amended or supplemented (if applicable), or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Agents, the Forward Sellers and the Forward Purchasers expressly for use therein, which information shall be limited to the matters set forth in the second sentence of the third paragraph of Section 6(a)(1).

The indemnity agreement on the part of each Agent, Forward Seller and Forward Purchaser contained in this Section 11(b) and the covenants, representations and warranties of such Agent, Forward Seller and Forward Purchaser contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any other person, and shall survive the delivery of and payment for the Shares hereunder, and the indemnity agreement contained in this Section 11 shall survive any termination of this Agreement. The liabilities of each Agent, Forward Seller and Forward Purchaser in this Section 11(b) are in addition to any other liabilities of such Agent, Forward Seller and Forward Purchaser under this Agreement or otherwise.

(c)               Actions against Parties; Notification. If a claim is made or an action, suit or proceeding (including governmental investigation) is commenced or threatened against any person as to which indemnity may be sought under Section 11(a) or Section 11(b), such person (the “Indemnified Person”) shall notify the person against whom such indemnity may be sought (the “Indemnifying Person”) promptly after any assertion of such claim, promptly after any threat is made to institute an action, suit or proceeding or, if such an action, suit or proceeding is commenced against such Indemnified Person, promptly after such Indemnified Person shall have been served with a summons or other first legal process, giving information as to the nature and basis of the claim. Failure to so notify the Indemnifying Person shall not, however, relieve the Indemnifying Person from any liability that it may have on account of the indemnity under Section 11(a) or Section 11(b) if the Indemnifying Person has not been prejudiced in any material respect by such failure. Subject to the immediately succeeding sentence, the Indemnifying Person shall assume the defense of any such litigation or proceeding, including the employment of counsel and the payment of all expenses, with such counsel being designated, subject to the immediately succeeding sentence, in writing by the applicable Agents, Forward Sellers and Forward Purchasers in the case of parties indemnified pursuant to Section 11(b) and by the Company in the case of parties indemnified pursuant to Section 11(a). Any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include (x) the Indemnifying Person and (y) the Indemnified Person and, in the written opinion of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and expenses of counsel (including disbursements) for such Indemnified Person shall be reimbursed by the Indemnifying Person to the Indemnified Person. If there is a conflict as described in clause (ii) above, and the Indemnified Person(s) have participated in the litigation or proceeding utilizing separate counsel whose fees and expenses have been reimbursed by the Indemnifying Person and the Indemnified Person(s), or any of them, are found in a final judicial determination to be liable, such Indemnified Person(s) shall repay to the Indemnifying Person such fees and expenses of such separate counsel as the Indemnifying Person shall have reimbursed. It is understood that the Indemnifying Person shall not, in connection with any litigation or proceeding or related litigation or proceedings in the same jurisdiction as to which the Indemnified Person(s) are entitled to such separate representation, be liable under this Agreement for the reasonable fees and out-of-pocket expenses of more than one separate firm (together with not more than one appropriate local counsel) for all such Indemnified Persons. Subject to the next paragraph, all such fees and expenses shall be reimbursed by payment to the Indemnified Person(s) of such reasonable fees and expenses of counsel promptly after payment thereof by the Indemnified Person(s).

In furtherance of the requirement above that fees and expenses of any separate counsel for the Indemnified Person(s) shall be reasonable, the Agents, the Forward Sellers, the Forward Purchasers and the Company agree that the Indemnifying Person’s obligations to pay such fees and expenses shall be conditioned upon the following:

(1)       in case separate counsel is proposed to be retained by the Indemnified Person(s) pursuant to clause (ii) of the preceding paragraph, the Indemnified Person(s) shall in good faith fully consult with the Indemnifying Person in advance as to the selection of such counsel;

(2)       reimbursable fees and expenses of such separate counsel shall be detailed and supported in a manner reasonably acceptable to the Indemnifying Person (but nothing herein shall be deemed to require the furnishing to the Indemnifying Person of any information, including, without limitation, computer print-outs of lawyers’ daily time entries, to the extent that, in the judgment of such counsel, furnishing such information might reasonably be expected to result in a waiver of any attorney-client privilege); and

(3)       the Company and the Agents, the Forward Sellers and the Forward Purchasers shall cooperate in monitoring and controlling the fees and expenses of separate counsel for Indemnified Person(s) for which the Indemnifying Person is liable hereunder, and the Indemnified Person(s) shall use every reasonable effort to cause such separate counsel to minimize the duplication of activities as between themselves and counsel to the Indemnifying Person.

The Indemnifying Person shall not be liable for any settlement of any litigation or proceeding effected without the written consent of the Indemnifying Person, but, if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees, subject to the provisions of this Section 11, to indemnify the Indemnified Person from and against any loss, damage, liability or expense by reason of such settlement or judgment. The Indemnifying Person shall not, without the prior written consent of the Indemnified Person(s), effect any settlement of any pending or threatened litigation, proceeding or claim in respect of which indemnity has been properly sought by the Indemnified Person(s) hereunder, unless such settlement includes an unconditional release by the claimant of all Indemnified Persons from all liability with respect to claims that are the subject matter of such litigation, proceeding or claim and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person.

If at any time (A) the Indemnifying Person shall have failed to assume the defense of a litigation or proceeding as required by this Section 11 or (B) the Indemnified Person shall have requested the Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel in accordance with this Section 11, then the Indemnifying Person agrees that it shall be liable for any settlement of the nature contemplated by this Section 11 effected without the Indemnifying Person’s written consent if (i) in the case of clause (B) above, such settlement is entered into more than 45 days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such Indemnifying Person shall not have assumed such defense or reimbursed such Indemnified Person in accordance with this Section 11, as requested, as the case may be, prior to the date of such settlement.

(d)              Contribution. If the indemnification provided for above in this Section 11 is unavailable to or insufficient to hold harmless an Indemnified Person under such Section 11 in respect of any losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof) referred to therein, then each Indemnifying Person under this Section 11 shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Person shall contribute to such amount paid or payable by such Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each Indemnifying Person, if any, on the one hand and the Indemnified Person on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the relevant Agent, Forward Seller or Forward Purchaser on the other shall be deemed to be in the same proportions as (i) in the case of the Company, (x) the total net proceeds from the offering of the Issuance Shares for each Issuance under this Agreement (before deducting expenses) received by the Company bear to the aggregate Sales Price of the Issuance Shares or (y) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Price for such Forward (the “Net Forward Proceeds”), bear to the sum of the Net Forward Proceeds, the Net Spread Value (as defined below) and the Actual Forward Commission (as defined below) (such sum, the “Gross Forward Amount”), (ii) in the case of the Agents, the total discounts or commissions received by the Agents bear to the aggregate Sales Price of the Issuance Shares, (iii) in the case of the Forward Sellers, the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward (the “Actual Forward Commission”), bear to the Gross Forward Amount, and (iv) in the case of the Forward Purchasers, the accumulated value of the net Spread (as defined in the related Confirmation for each Forward and net of any related stock borrow costs or other costs or expenses actually incurred) (the “Net Spread Value”) for each Confirmation executed in connection with this Agreement bear to the Gross Forward Amount. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agents, the Forward Sellers and the Forward Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Agents, the Forward Sellers and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Agents, the Forward Sellers and the Forward Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 11. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental proceedings) in respect thereof) referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such actions, suits or proceedings (including governmental proceedings) or claims, provided that the provisions of this Section 11 have been complied with (in all material respects) in respect of any separate counsel for such Indemnified Person. Notwithstanding the provisions of this Section 11, (A) no Agent or Forward Seller shall be required to contribute any amount in excess of the amount by which the commissions with respect to the offering of the Issuance Shares or the aggregate Forward Hedge Selling Commissions, as the case may be, received by it under this Agreement exceeds the amount of any damages that such Agent or Forward Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (B) no Forward Purchaser shall in any event be required to contribute any amount in excess of the amount by which the sum of the Net Spread Values for all Confirmations entered into pursuant to this Agreement exceeds the amount of any damages such Forward Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Agent’s, each Forward Seller’s and each Forward Purchaser’s obligations to contribute are several in proportion to their respective obligations and not joint.

The agreement with respect to contribution contained in this Section 11(d) shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any Agent, Forward Seller or Forward Purchaser, and shall survive delivery of and payment for the Shares hereunder and any termination of this Agreement.

SECTION 12. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any of the Agents, the Forward Sellers, the Forward Purchasers or their respective affiliates, directors, officers or controlling persons, or by or on behalf of the Company, and shall survive delivery of the Shares to the Agents, the Forward Sellers and the Forward Purchasers.

SECTION 13. Termination of Agreement.

(a)              Termination; General. Any Agent, Forward Seller or Forward Purchaser may terminate this Agreement, by notice to the Company and the other parties hereto, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, Forward Seller or Forward Purchaser, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) if trading in the Placement Shares has been suspended or limited by the Commission or the NYSE, (iv) if trading generally on the NYSE has been suspended or limited, minimum or maximum prices for trading have been fixed or maximum ranges for prices have been required by the NYSE or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either federal or New York authorities.

(b)              Termination by the Company. The Company shall have the right, by giving three days’ notice as hereinafter specified (unless such notice is waived by the Agents, the Forward Sellers and the Forward Purchasers), to terminate this Agreement with respect to one or more or all Agents, Forward Sellers or Forward Purchasers in its sole discretion at any time after the date of this Agreement and, if not terminated in its entirety, this Agreement shall otherwise continue in full force and effect with respect to any Agents, Forward Sellers and Forward Purchasers not so terminated. The Company also may terminate this Agreement, by giving one day notice as hereinafter specified, if any relevant Agent, Forward Seller or Forward Purchaser, as applicable, declines to accept proposed terms (or propose amended terms acceptable to the Company) included in any Placement Notice originated by the Company pursuant to Section 3.

(c)               Termination by Agent, Forward Seller or Forward Purchaser. Any Agent, Forward Seller or Forward Purchaser shall have the right, by giving three days’ notice as hereinafter specified (unless such notice is waived by the Company), to terminate this Agreement in its sole discretion at any time after the date of this Agreement, solely with respect to such Agent, Forward Seller or Forward Purchaser.

(d)              Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of Placement Shares pursuant to this Agreement on the terms and subject to the conditions set forth herein with an aggregate Sales Price equal to the Maximum Amount.

(e)              Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Section 10(l), Section 13(a), Section 13(b) (as to all Agents, Forward Sellers and Forward Purchasers), Section 13(c) (as to all Agents, Forward Sellers and Forward Purchasers) or Section 13(d) or otherwise by mutual agreement of the parties hereto.

(f)                Effectiveness of Termination. Any termination of this Agreement (in its entirety or otherwise) shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, the Forward Sellers and the Forward Purchasers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

(g)              Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party hereto to any other party hereto except as provided in Section 9 and except that, in the case of any termination of this Agreement, Section 6, Section 11, Section 12, Section 14, Section 15, Section 17, Section 18, Section 19, Section 21 and Section 23 shall survive such termination and remain in full force and effect.

(h)              Amendments and Waivers. Any provision or requirement of this Agreement may be waived or amended in any respect by a writing signed by the parties hereto. No waiver or amendment shall be enforceable against any party hereto unless in writing and signed by the party hereto against which such waiver is claimed. A waiver of any provision or requirement of this Agreement shall not constitute a waiver of any other term and shall not affect the other provisions of this Agreement. A waiver of a provision or requirement of this Agreement will apply only to the specific circumstances cited therein and will not prevent a party hereto from subsequently requiring compliance with the waived provision or requirement in other circumstances.

SECTION 14. Notices.

Except as otherwise provided in this Agreement (including by reference to Exhibit B attached hereto), all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices shall be directed as follows:

if to Barclays Bank PLC, to:

Barclays Bank PLC

745 Seventh Avenue

New York, New York 10019

Attention: Kevin Cheng

Facsimile: (212) 526-8627

if to Barclays Capital Inc., to:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Facsimile: (646) 834-8133

if to JPMorgan Chase Bank, National Association, to:

JPMorgan Chase Bank, National Association

383 Madison Avenue

New York, New York 10179
Attention: EDG Marketing Support

Email: edg_notices@jpmorgan.com; edg_ny_corporate_sales_support@jpmorgan.com with copy to Sanjeet Dewal, sanjeet.s.dewal@jpmorgan.com

if to J.P. Morgan Securities LLC, to:

J.P. Morgan Securities LLC

383 Madison Avenue, 6th Floor

New York, New York 10179

Attention: Sanjeet Dewal

Email: sanjeet.s.dewal@jpmorgan.com

Facsimile: (212) 622-8783

if to KeyBanc Capital Markets Inc., to:

KeyBanc Capital Markets Inc.

127 Public Square, 7th Floor

Cleveland, Ohio 44114

Attention: Chris Malik, Mike Jones, John Salisbury

Email: cmalik@key.com; michael.c.jones@key.com; john.salisbury@key.com

Phone: (216) 689-3910

if to Mizuho Markets Americas LLC, to:

Mizuho Markets Americas LLC

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Email: US-ECM@mizuhogroup.com

if to Mizuho Securities USA LLC, to:

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Attention: Equity Capital Markets

Email: US-ECM@mizuhogroup.com

if to Royal Bank of Canada, to:

Royal Bank of Canada

Brookfield Place, 200 Vesey Street, 8th Floor

New York, New York 10281

Attention: ECM, TJ Opladen

Facsimile: (212) 428-6260

Email: tj.opladen@rbccm.com

if to RBC Capital Markets, LLC, to:

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Attention: Equity Syndicate, TJ Opladen

Facsimile: (212) 428-6260

Email: tj.opladen@rbccm.com

if to The Bank of Nova Scotia, to:

The Bank of Nova Scotia

250 Vesey Street

New York, New York 10281

Attention: Chief Legal Officer, U.S.

Facsimile: (212) 225-6550

if to Scotia Capital (USA) Inc., to:

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

Attention: Equity Capital Markets

Facsimile: (212) 225-6653

if to CMS Energy Corporation, to:

CMS Energy Corporation
One Energy Plaza
Jackson, Michigan 49201
Attention: Vice President and Treasurer
Facsimile Number: 517-788-2186

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents, the Forward Sellers and the Forward Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of such clients, as well as other information that will allow the Agents, the Forward Sellers and the Forward Purchasers to properly identify their respective clients.

SECTION 15. Parties.

This Agreement shall inure to the benefit of and be binding upon each Agent, each Forward Seller, each Forward Purchaser, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than the Agents, the Forward Sellers, the Forward Purchasers, the Company and their respective successors and the affiliates and controlling persons and officers and directors referred to in Section 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of each Agent, each Forward Seller, each Forward Purchaser, the Company and their respective successors, and said affiliates and controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Shares from or through any Agent or Forward Seller shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Adjustments for Stock Splits.

The parties hereto acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

SECTION 17. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 18. Effect of Headings.

The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19. Construction.

All references in this Agreement to financial statements and schedules and other information that is “contained”, “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are incorporated by reference in the Registration Statement or the Prospectus, as the case may be. All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR. All references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433 under the Securities Act, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR. All references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by or through the Agents or Forward Sellers outside of the United States.

SECTION 20. Permitted Free Writing Prospectuses.

The Company represents, warrants and agrees that, unless it obtains the prior consent of the Agents, the Forward Sellers and the Forward Purchasers, and each Agent, Forward Seller and Forward Purchaser represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus”, as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Agents, the Forward Sellers and the Forward Purchasers or by the Company, as the case may be, is herein referred to as a “Permitted Free Writing Prospectus”. The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit G attached hereto are Permitted Free Writing Prospectuses.

SECTION 21. Absence of Fiduciary Relationship.

The Company acknowledges and agrees that:

(a)              each of the Agents, the Forward Sellers and the Forward Purchasers is acting solely as agent and/or principal in connection with the public offering of the Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and each Agent, Forward Seller and Forward Purchaser, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any Agent, Forward Seller or Forward Purchaser has advised or is advising the Company on other matters, and the Agents, the Forward Sellers and the Forward Purchasers do not have any obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)              the public sales price of the Shares set forth in this Agreement was not established by any of the Agents, the Forward Sellers or the Forward Purchasers;

(c)               the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)              none of the Agents, the Forward Sellers or the Forward Purchasers has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent the Company has deemed appropriate;

(e)              the Company is aware that the Agents, the Forward Sellers and the Forward Purchasers and their respective affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company, and none of the Agents, the Forward Sellers or the Forward Purchasers has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f)                the Company waives, to the fullest extent permitted by law, any claims it may have against any Agent, Forward Seller or Forward Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Agents, the Forward Sellers or the Forward Purchasers shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company in respect of such a fiduciary duty claim or to any person or entity asserting a fiduciary duty claim on its behalf or in right of it or the Company or employees or creditors of the Company.

SECTION 22. 2020 Equity Distribution Agreement Termination.

Each of the Company, Royal Bank of Canada, RBC Capital Markets, LLC, The Bank of Nova Scotia and Scotia Capital (USA) Inc. acknowledges and agrees that the Equity Distribution Agreement dated April 28, 2020 to which the Company is party is hereby terminated pursuant to Section 13(e) thereof, subject to the terms thereof that survive such termination in accordance with the terms thereof (including, without limitation, Sections 6, 9, 11, 12, 14, 15, 17, 18, 19, 21 and 23 thereof). This Section 22 shall survive any termination of this Agreement.

SECTION 23. Recognition of the U.S. Special Resolution Regimes.

In the event that any Agent, Forward Seller or Forward Purchaser that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Agent, Forward Seller or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Agent, Forward Seller or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Agent, Forward Seller or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Agent, Forward Seller or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 24. Execution by the Parties.

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the Confirmations, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents, the Forward Sellers, the Forward Purchasers and the Company in accordance with its terms.

Very truly yours,

CMS ENERGY CORPORATION

By:	/s/ Rejji P. Hayes
	Name:	Rejji P. Hayes
	Title:	Executive Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

BARCLAYS CAPITAL INC.,
as Agent and Forward Seller

By	/s/ Robert Stowe
Name: Robert Stowe
Title: Managing Director

BARCLAYS BANK PLC,
as Forward Purchaser

By	/s/ Kevin Cheng
Name: Kevin Cheng
Title: Managing Director

J.P. MORGAN SECURITIES LLC,
as Agent and Forward Seller

By	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Forward Purchaser

By	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

{Signature Page to Equity Distribution Agreement}

KEYBANC CAPITAL MARKETS INC.,
as Agent and Forward Seller

By	/s/ Christopher Malik
Name: Christopher Malik
Title: Managing Director, Equity Capital Markets

KEYBANC CAPITAL MARKETS INC.,
as Forward Purchaser

By	/s/ Christopher Malik
Name: Christopher Malik
Title: Managing Director, Equity Capital Markets

MIZUHO SECURITIES USA LLC,
as Agent and Forward Seller

By	/s/ James Watts
Name: James Watts
Title: Authorized Signatory

MIZUHO MARKETS AMERICAS LLC,
as Forward Purchaser

By	/s/ Matthew E. Chiavaroli
Name: Matthew E. Chiavaroli
Title: Authorized Signatory

RBC CAPITAL MARKETS, LLC,
as Agent and Forward Seller

By	/s/ Young Kim
Name: Young Kim
Title: Managing Director

ROYAL BANK OF CANADA,
as Forward Purchaser

By	/s/ Brian Ward
Name: Brian Ward
Title: MD

SCOTIA CAPITAL (USA) INC.,
as Agent and Forward Seller

By	/s/ Tim Mann
Name: Tim Mann
Title: Managing Director

THE BANK OF NOVA SCOTIA,
as Forward Purchaser

By	/s/ Michael Curran
Name: Michael Curran
Title: Managing Director

{Signature Page to Equity Distribution Agreement}

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:

Cc:

To:

Date:

Subject: Equity Distribution—Placement Notice

Ladies and Gentlemen:

Reference is made to that certain Equity Distribution Agreement among CMS Energy Corporation (the “Company”), {__________} (the “Forward Purchaser”) and {__________}, in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares thereunder (the “Agent”), and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares thereunder (the “Forward Seller”), among others, dated December 7, 2023 (the “Agreement”). Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Agreement. This Placement Notice relates to {an Issuance}{a Forward}.

The Company hereby confirms that, as of the date of this Placement Notice, neither the Prospectus (as defined in the Agreement) nor any Issuer Free Writing Prospectus (as defined in the Agreement), when read together with the Prospectus (as amended or supplemented), includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

{INCLUDE FOLLOWING LINE ITEMS TO THE EXTENT APPLICABLE}

1.	Maximum number of days in {Issuance}{Forward Hedge} Selling Period: {__________}

2.	First day of {Issuance}{Forward Hedge} Selling Period: {__________}, 20{__}

3.	Maximum number of Shares to be sold: {__________}

4.	{Issuance}{Forward Hedge} Amount: ${__________}

5.	Minimum price (adjustable by Company during {Issuance}{Forward Hedge} Selling Period, and in no event less than $1.00 per share: ${__________} per share

6.	Forward Hedge Selling Commission Rate: {__________}%

7.	Information relating to forward price reductions:

A-1

Forward Price Reduction Date	Forward Price Reduction Amount
{__________}, 20{__}	${__________}

8.	Spread: {__________} basis points

9.	Initial stock loan rate: {__________} basis points

10.	Maximum stock loan rate: {__________} basis points

11.	Regular dividend amounts:

For any calendar quarter ending on or prior to {__________}, 20{__}: ${____}

For any calendar quarter ending after {__________}, 20{__}: ${____}

12.	Maturity date of Confirmation: {__________}

{ADDITIONAL SALES PARAMETERS MAY BE ADDED}

A-2

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

BARCLAYS CAPITAL INC.

Rob Stowe	robert.stowe@barclays.com

Kevin Cheng	kevin.cheng@barclays.com

Gabrielle LeBlanc	gabrielle.leblanc@barclays.com

BARCLAYS BANK PLC

Rob Stowe	robert.stowe@barclays.com

Kevin Cheng	kevin.cheng@barclays.com

Gabrielle LeBlanc	gabrielle.leblanc@barclays.com

J.P. MORGAN SECURITIES LLC

Sanjeet Dewal	sanjeet.s.dewal@jpmorgan.com

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

Sanjeet Dewal	sanjeet.s.dewal@jpmorgan.com

KEYBANC CAPITAL MARKETS INC.

Chris Malik	cmalik@key.com

Mike Jones	michael.c.jones@key.com

John Salisbury	john.salisbury@key.com

MIZUHO SECURITIES USA LLC

James Watts	james.watts@mizuhogroup.com

MIZUHO MARKETS AMERICAS LLC

James Watts	james.watts@mizuhogroup.com

RBC CAPITAL MARKETS, LLC

TJ Opladen	tj.opladen@rbccm.com

Young Kim	young.kim@rbccm.com

B-1

ROYAL BANK OF CANADA

TJ Opladen	tj.opladen@rbccm.com

Joe Stoots	joe.stoots@rbccm.com

SCOTIA CAPITAL (USA) INC.

Sean O’Reilly	sean.oreilly@scotiabank.com

THE BANK OF NOVA SCOTIA

Bahar Lorenzo	bahar.lorenzo@scotiabank.com

CMS Energy Corporation

For all notices other than notices pursuant to Section 4 of this Agreement:

Jason Shore	jason.shore@cmsenergy.com
Todd Wehner	todd.wehner@cmsenergy.com
Rhonda Morris	rhonda.morris@cmsenergy.com

For all notices pursuant to Section 4 of this Agreement:

Jason Shore	jason.shore@cmsenergy.com
Todd Wehner	todd.wehner@cmsenergy.com
Lindsey White	lindsey.l.white@cmsenergy.com
Patricia Samson	patty.samson@cmsenergy.com
Angela Gears	angela.gears@cmsenergy.com
Thomas Johnson	thomas.johnson@cmsenergy.com
Heather Wilson	heather.wilson@cmsenergy.com
Rhonda Morris	rhonda.morris@cmsenergy.com

B-2

EXHIBIT C

COMPENSATION

The Agents, when acting as agents, shall be paid compensation equal to up to 1% of the gross proceeds from the sales of Issuance Shares pursuant to the terms of this Agreement.

The Forward Sellers shall receive compensation equal to up to 1% of the gross proceeds from the sales of Forward Hedge Shares pursuant to the terms of this Agreement in the form of a reduced Forward Hedge Price for the corresponding Forward Purchaser.

C-1

EXHIBIT D

FORM OF OPINION OF IN-HOUSE COMPANY COUNSEL

(1)               The Company is a duly organized, validly existing corporation in good standing under the laws of the State of Michigan.

(2)               The Company has corporate power and authority to own its assets and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Agreement and any Confirmation; and no approval, authorization, consent or order of any governmental regulatory body is required with respect to the Company’s due authorization, execution and delivery of, and performance of its obligations under, the Agreement or any Confirmation or is required with respect to the issuance and sale of, and the performance by the Company of its obligations under, the Shares (other than in connection with or in compliance with the provisions of the securities or blue sky laws of any state and any filings with the New York Stock Exchange upon issuance of any Shares, as to which I express no opinion).

(3)               The statements made in the Prospectus under the captions “Description of Securities—CMS ENERGY—Introduction”, “Description of Securities—CMS ENERGY—Capital Stock”, “Description of Securities—CMS ENERGY—Common Stock” and “Description of Securities—CMS ENERGY—Primary Source of Funds of CMS Energy; Restrictions on Sources of Dividends”, the statements made in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 incorporated by reference into the Prospectus under the caption “BUSINESS—CMS ENERGY AND CONSUMERS REGULATION” and the information in Registration Statement under Item 15, to the extent that such statements purport to describe certain provisions of the Shares, the Agreement or any Confirmation or legal matters, accurately describe such provisions or legal matters in all material respects; and the Shares conform in all material respects to the descriptions thereof and to the statements in regard thereto contained in such sections of the Prospectus.

(4)               The Registration Statement was automatically effective upon filing on February 27, 2023; any required filing of each prospectus relating to the Shares (including the Prospectus) pursuant to Rule 424 under the Securities Act has been made in compliance with and in the time periods provided by Rule 424 under the Securities Act and all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act has been filed with the Commission within the applicable time period prescribed for such filing by Rule 164 and Rule 433 under the Securities Act; the Registration Statement, at the time it became effective, the Prospectus, at the time it was filed with the Commission pursuant to Rule 424 under the Securities Act, and each document incorporated in the Prospectus as such document was originally filed pursuant to the Exchange Act (except for (i) the financial statements and schedules contained or incorporated by reference therein (including the notes thereto and the auditors’ reports thereon) or omitted therefrom and (ii) the other financial information contained or incorporated by reference therein or omitted therefrom, as to which I express no opinion), complied as to form as of their respective effective or issue dates in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder; and, to the best of my knowledge after due inquiry, no proceedings for a stop order with respect to the Registration Statement are threatened or pending under the Securities Act.

(5)               The Agreement has been, and each Confirmation (if any) will be, duly authorized, executed and delivered by the Company.

(6)               The Shares have been duly authorized by the Company and, when issued and delivered by the Company pursuant to the Agreement and any Confirmation against payment of the consideration set forth in the Agreement or such Confirmation, will be duly and validly issued, fully paid and non-assessable.

(7)               The issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company under Applicable Laws (as defined below) or the Restated Articles of Incorporation, as amended, or the Amended and Restated Bylaws of the Company. For purposes hereof, the term “Applicable Laws” means those state laws of the State of Michigan and those federal laws of the United States of America that, in my experience and without independent investigation, are normally applicable to transactions of the type contemplated by the Agreement and any Confirmations; provided, that the term “Applicable Laws” shall not include federal or state securities or blue sky laws (including, without limitation, the Securities Act, the Exchange Act, the Trust Indenture Act of 1939, as amended, or the Investment Company Act of 1940, as amended), antifraud laws or in each case any rules or regulations thereunder or similar matters.

(8)               The form of certificate used to evidence the Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Restated Articles of Incorporation, as amended, and the Amended and Restated Bylaws of the Company and the requirements of the NYSE.

(9)               The Company’s execution and delivery of, and performance of its obligations under, the Agreement and any Confirmation and the consummation of the transactions contemplated thereby and by the Prospectus (including the issuance and sale of, and the performance by the Company of its obligations under, the Shares in accordance with the terms of the Agreement) do not violate the provisions of the Restated Articles of Incorporation, as amended, or the Amended and Restated Bylaws of the Company and will not result in a violation of any of the terms or provisions of any Applicable Laws or, to my knowledge, any court order to which the Company is subject or a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party.

(10)           The Company is not, and, immediately after giving effect to the sale of the Shares as contemplated in the Agreement and the application of the net proceeds therefrom as described in the Prospectus, will not be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(11)           Except for the outstanding shares of preferred stock of Consumers Energy Company, all of the outstanding capital stock of each of Consumers Energy Company and NorthStar Clean Energy Company is owned directly or indirectly by the Company, free and clear of any security interest, claim, lien or other encumbrance (except as disclosed in the Prospectus) or preemptive rights, and there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any of Consumers Energy Company and NorthStar Clean Energy Company or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any such capital stock, any such convertible or exchangeable securities or any such rights, warrants or options.

(12)           The Company has an authorized capitalization as set forth in the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(13)           Each Significant Subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate, limited liability company or partnership (general or limited) authority, as the case may be, to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as described in the Registration Statement and the Prospectus or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding shares of capital stock or other ownership interests, as the case may be, of each Significant Subsidiary of the Company have been duly authorized and validly issued and are fully paid and (except in the case of general or limited partnership interests) non-assessable and, to my knowledge, are owned (except in the case of Consumers Energy Company or NorthStar Clean Energy Company, which are addressed in paragraph 11 above) directly or indirectly by the Company, free and clear of any security interest, claim, lien or other encumbrance or preemptive rights; and none of the outstanding shares of capital stock or other ownership interests, as the case may be, of any Significant Subsidiary of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such Significant Subsidiary of the Company or any other person or entity arising under the organizational documents of such Significant Subsidiary of the Company, the laws of the State of Michigan or, to my knowledge, otherwise.

(14)           To my knowledge, there is no pending or threatened action, suit, proceeding, inquiry or investigation against the Company or any Significant Subsidiary of the Company before or brought by any person or entity that (i) is required to be disclosed in the Registration Statement or the Prospectus that is not disclosed or (ii) would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Agreement or any Confirmation or the performance by the Company of its obligations thereunder.

(15)           Nothing has come to my attention that would lead me to believe that the Registration Statement (other than (i) the operating statistics, financial statements and schedules contained or incorporated by reference therein (including the notes thereto and the auditors’ reports thereon) or omitted therefrom and (ii) the other financial or statistical information contained or incorporated by reference therein or omitted therefrom, as to which I express no opinion or belief), at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(16)           Nothing has come to my attention that would lead me to believe that the Prospectus (other than (i) the operating statistics, financial statements and schedules contained or incorporated by reference therein (including the notes thereto and the auditors’ reports thereon) or omitted therefrom and (ii) the other financial or statistical information contained or incorporated by reference therein or omitted therefrom, as to which I express no opinion or belief), as of its date or at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT E

FORM OF OPINION OF EXTERNAL COMPANY COUNSEL

(1)               The Registration Statement has become effective under the Securities Act; the Prospectus has been filed pursuant to Rule 424(b) under the Securities Act in the manner and within the time period required by Rule 424(b) under the Securities Act (without reference to Rule 424(b)(8) under the Securities Act); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending by the Commission.

(2)               The Registration Statement, as of the date it first became effective (February 27, 2023), and the Prospectus, as of the date of the Prospectus Supplement, each appeared on its face to be appropriately responsive in all material respects relevant to the offering of the Shares to the applicable form requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act for registration statements on Form S-3 or related prospectuses, as the case may be, except, in each case, that we express no opinion with respect to (i) financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom or the omission therefrom of the purchase price for the Shares payable by the investors or the amount of net proceeds to be received by the Company from sales of Shares, (ii) the documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be, as of such date pursuant to Item 12 of Form S-3 (the “Incorporated Documents”), (iii) any trustee’s statement of eligibility on Form T-1 (a “Form T-1”), (iv) the requirements of Regulation S-T or (v) assessments of, and reports on, the effectiveness of internal control over financial reporting.

(3)               The Incorporated Documents, as of the respective dates they were filed with the Commission, each appeared on its face to be appropriately responsive in all material respects to the applicable form requirements of the Exchange Act and the rules and regulations of the Commission thereunder applicable thereto, except, in each case, that we express no opinion with respect to (i) financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, (ii) the requirements of Regulation S-T or (iii) assessments of, and reports on, the effectiveness of internal control over financial reporting.

(4)               No consent, approval, authorization or other order of any federal regulatory body, federal administrative agency or other federal governmental body of the United States of America or any state regulatory body, state administrative agency or other state governmental body of the State of New York is required under Applicable Laws (as defined below) for the execution and delivery by the Company of the Agreement or any Confirmation or is required under Applicable Laws for (i) the issuance and sale by the Company of the Shares as contemplated by the Agreement or (ii) the issuance, sale or delivery of shares of Common Stock by the Company pursuant to any Confirmation. For purposes hereof, the term “Applicable Laws” means those state laws of the State of New York and those federal laws of the United States of America that, in our experience and without independent investigation, are normally applicable to transactions of the type contemplated by the Agreement and any Confirmation; provided, that the term “Applicable Laws” shall not include federal or state securities or blue sky laws (including, without limitation, the Securities Act, the Exchange Act, the Trust Indenture Act of 1939, as amended, or the Investment Company Act of 1940, as amended), antifraud laws or, in each case, any rules or regulations thereunder or any law, rule or regulation relating to public utilities, public utility holding companies, the production, transmission, distribution, storage or sale of electricity or natural gas or similar matters (collectively, “Public Utility Laws”), or, in each case, any matters arising thereunder or relating thereto or similar matters.

E-1

(5)               The execution, delivery and performance by the Company of the Agreement and any Confirmation and the consummation of the transactions contemplated thereby and by the Prospectus (including the issuance and sale of the Shares by the Company pursuant to the Agreement and the issuance, sale and delivery of shares of Common Stock by the Company pursuant to any Confirmation) do not result in a violation by the Company of any of the terms and provisions of any Applicable Laws.

(6)               Assuming (in addition to the other assumptions set forth herein) that (A) the Company has and at all relevant times had and will have full right, power and authority to authorize, execute, deliver and perform its obligations under Confirmations in the form attached as Exhibit H to the Agreement, (B) a Confirmation in the form attached as Exhibit H to the Agreement has been duly authorized, executed and delivered by the Company and a Forward Purchaser and (C) the Trade Date, Number of Shares, percentage discount applied to the Initial Forward Price, Spread, Maturity Date, Forward Price Reduction Dates and Forward Price Reduction Amounts (as such terms are defined in the form of Confirmation attached as Exhibit H to the Agreement) and other terms of such Confirmation (collectively, the “Additional Terms”) have been duly established, authorized and approved by the Company and such Confirmation has been duly completed to accurately reflect such Additional Terms, such Confirmation will constitute a valid and binding agreement of the Company under the laws of the State of New York, enforceable against the Company in accordance with its terms under the laws of the State of New York.

We have reviewed the Registration Statement, the Prospectus and the Incorporated Documents and have participated in conferences with officers and other representatives of the Company, including certain of the Company’s internal counsel, representatives of the independent public accountants for the Company and your representatives and counsel, at which conferences certain contents of the Registration Statement and the Prospectus and related matters were discussed. Although we are not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements included or incorporated by reference in or omitted from the Registration Statement, the Prospectus or the Incorporated Documents and have made no independent check or verification thereof, in the course of our review and our discussions in the conferences described above, no facts have come to our attention that have caused us to believe that:

(1)               the Registration Statement (including the information in the Prospectus that was omitted from the Registration Statement at the time it first became effective but that is deemed, pursuant to Rule 430B(f) under the Securities Act, to be part of and included in the Registration Statement), at December 7, 2023, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(2)               the Prospectus, as of the date of the Prospectus Supplement or on the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, in each case, that we express no belief and make no statement with respect to (A) financial statements and schedules and other financial or statistical data included or incorporated by reference in or omitted from the Registration Statement, the Prospectus or the Incorporated Documents or the omission therefrom of the purchase price for the Shares payable by the investors or the amount of net proceeds to be received by the Company from sales of Shares, (B) any Form T-1, (C) the requirements of Regulation S-T or (D) assessments of, and reports on, the effectiveness of internal control over financial reporting.

In making the statement set forth in clause (1) of the immediately preceding paragraph, we have assumed that December 7, 2023 was the earlier of the date on which the Prospectus was first used and the time of the first contract of sale of the Shares within the meaning of Rule 430B(f)(1) under the Securities Act.

E-2

EXHIBIT F

OFFICER’S CERTIFICATE

The undersigned, {the}{a} duly qualified and elected {__________} of CMS Energy Corporation, a Michigan corporation (“Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 8(o) of the Equity Distribution Agreement dated December 7, 2023 (the “Agreement”) among (A) the Company, (B) Barclays Bank PLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Royal Bank of Canada and The Bank of Nova Scotia, each in its capacity as purchaser under any Confirmation (as defined therein) (each, a “Forward Purchaser” and, together, the “Forward Purchasers”), and (C) Barclays Capital Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, RBC Capital Markets, LLC and Scotia Capital (USA) Inc., each in its capacity as agent for the Company and/or principal in connection with the offering and sale of any Issuance Shares (as defined therein) (each, an “Agent” and, together, the “Agents”), and each in its capacity as agent for the related Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined therein) (each, a “Forward Seller” and, together, the “Forward Sellers”), that, to the knowledge of the undersigned:

(i)       the representations and warranties of the Company in Section 6 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect (as defined therein), are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and that were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any such qualifications or exceptions, are true and correct in all material respects on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and that were true and correct as of such date; and

(ii)       the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions that may have been waived by the Agents, the Forward Sellers or the Forward Purchasers, as applicable).

F-1

EXHIBIT G

ISSUER FREE WRITING PROSPECTUSES

None.

G-1

EXHIBIT H

FORM OF CONFIRMATION

See attached.

H-1

Final Form

To:	CMS Energy Corporation One Energy Plaza Jackson, MI 49201

From:	[Dealer]

Re:	Issuer Share Forward Sale Transactions

Date:	[ ]

Ladies and Gentlemen:

The purpose of this communication (this “Master Confirmation”) is to set forth the terms and conditions of the transactions to be entered into from time to time between [Dealer] (“Dealer”) and CMS Energy Corporation (“Counterparty”) in accordance with the terms of the Equity Distribution Agreement, dated as of December 7, 2023, among Dealer, Counterparty and others and as may be amended and supplemented from time to time (the “Equity Distribution Agreement”), on one or more Trade Dates specified herein (each, a “Transaction”). This communication constitutes a “Confirmation” as referred to in the Agreement specified below. Each Transaction will be evidenced by a supplemental confirmation (each, a “Supplemental Confirmation,” and each such Supplemental Confirmation, together with this Master Confirmation, a “Confirmation” for purposes of the Agreement specified below) substantially in the form of Schedule A hereto. Each Confirmation will be a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.            Each Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, each Transaction will be deemed to be a Share Forward Transaction.

Each Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the ISDA 2002 Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule except for (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law (the “General Obligations Law”)) as the governing law and US Dollars (“USD”) as the Termination Currency and (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) shall apply to Dealer and Counterparty with a “Threshold Amount” in respect of Dealer of 3% of the stockholders’ equity of [Dealer][[ ] (“Dealer’s Parent”)] and a “Threshold Amount” in respect of Counterparty of USD75,000,000; provided that (x) the words “, or becoming capable at such time of being declared,” shall be deleted from clause (1) thereof, (y) “Specified Indebtedness” had the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of Dealer’s banking business and (z) the following language shall be added to the end of such Section 5(a)(vi): “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (X) the default was caused solely by error or omission of an administrative or operational nature; (Y) funds were available to enable the party to make the payment when due; and (Z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay;”).

All provisions contained in the Agreement are incorporated into and shall govern each Confirmation except as expressly modified below. Each Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the relevant Transaction and replaces any previous agreement between the parties with respect to the subject matter hereof.

The Transactions hereunder shall be the sole Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates and Counterparty or any confirmation or other agreement between Dealer or any of its Affiliates and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer or any of its Affiliates and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer or such other Affiliates and Counterparty are parties, the Transactions shall not be considered Transactions under, or otherwise governed by, such existing or deemed ISDA Master Agreement. In the event of any inconsistency among the Agreement, this Master Confirmation, any Supplemental Confirmation and the Equity Definitions, the following will prevail in the order of precedence indicated: (i) such Supplemental Confirmation, (ii) this Master Confirmation, (iii) the Equity Definitions and (iv) the Agreement.

2.	The terms of the particular Transactions to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be, subject to the provisions opposite the caption “Early Valuation” below, the last Trading Day (as defined in the Equity Distribution Agreement) of the Forward Hedge Selling Period (as defined in the Equity Distribution Agreement) for such Transaction.

Effective Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that is one Settlement Cycle following the Trade Date for such Transaction, or such later date on which the conditions set forth in Section 3 of this Master Confirmation shall have been satisfied or waived by Dealer.

Buyer:	Dealer

Seller:	Counterparty

Maturity Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date set forth in the Placement Notice (as defined in the Equity Distribution Agreement and amended by any corresponding Acceptance (as defined in the Equity Distribution Agreement), if applicable (the “Accepted Placement Notice”)) for such Transaction (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Shares:	The shares of common stock, par value USD0.01 per Share, of Counterparty (Ticker: “CMS”)

Number of Shares:	For each Transaction, initially, as specified in the Supplemental Confirmation for such Transaction, to be the number of Shares equal to the Actual Sold Forward Amount (as defined in the Equity Distribution Agreement) for the Forward Hedge Selling Period, as reduced on each Relevant Settlement Date (as defined below) by the number of Settlement Shares to which the related Valuation Date relates.

Settlement Currency:	USD

Exchange:	The New York Stock Exchange

Related Exchange:	All Exchanges

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

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Forward Price:	For each Transaction, on the Effective Date for such Transaction, the Initial Forward Price, and on any day thereafter, the product of the Forward Price on the immediately preceding calendar day and

1 + the Daily Rate * (1/365);

provided that the Forward Price on each Forward Price Reduction Date for such Transaction shall be the Forward Price for such Transaction otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation, to be the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate (as defined in the Equity Distribution Agreement) applicable to such Transaction; and (ii) the Adjusted Volume-Weighted Hedge Price, subject to adjustment in accordance with the last paragraph of Section 3 hereof.

Adjusted Volume-Weighted Hedge Price:	For each Transaction, as specified in the Supplemental Confirmation, to be the volume-weighted average of the Sales Price (as defined in the Equity Distribution Agreement) per share of Forward Hedge Shares (as defined in the Equity Distribution Agreement) sold on each Trading Day of the Forward Hedge Selling Period, as determined by the Calculation Agent; provided that, solely for the purposes of calculating the Initial Forward Price, each such Sales Price (other than the Sales Price for the last day of the relevant Forward Hedge Selling Period) shall be subject to adjustment by the Calculation Agent in the same manner as the Forward Price pursuant to the definition thereof during the period from, and including, the date one Settlement Cycle immediately following the first Trading Day of the relevant Forward Hedge Selling Period on which the Forward Hedge Shares related to such Sales Price are sold (or, solely for purposes of the proviso to the definition of Forward Price, from, and including, the date immediately following such first Trading Day) to, and including, the Effective Date.

Daily Rate:	For any day, the Overnight Bank Rate, minus the Spread.

Spread:	For each Transaction, as specified in the Supplemental Confirmation.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on the page “OBFR01 Index <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that if no rate appears for any day on such page, the rate for the immediately preceding day for which a rate appears shall be used for such day.

Forward Price Reduction Date:	For each Transaction, as specified in Schedule I to the Supplemental Confirmation, to be each date set forth under the heading “Forward Price Reduction Date” in the Accepted Placement Notice.

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I to the Supplemental Confirmation, to be the Forward Price Reduction Amount set forth opposite such date in the Accepted Placement Notice.

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Valuation:

Valuation Date:	For any Settlement (as defined below) with respect to any Transaction, if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below); or if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date for such Settlement. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date.

Unwind Dates:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, each day on which Dealer (or its agent or affiliate) purchases Shares in the market in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, starting on the First Unwind Date for such Settlement.

First Unwind Date:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, as designated in the relevant Settlement Notice.

Unwind Period:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, the period starting on the First Unwind Date for such Settlement and ending on the Valuation Date for such Settlement.

Valuation Disruption:	If Cash Settlement or Net Share Settlement is applicable with respect to any Transaction and any Unwind Date during the related Unwind Period is a Disrupted Day, the Calculation Agent shall determine whether (i) such Disrupted Day is a Disrupted Day in full, in which case the 10b-18 VWAP for such Disrupted Day shall not be included in the calculation of the Settlement Price, or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the 10b-18 VWAP for such Disrupted Day shall be determined by the Calculation Agent based on Rule 10b-18 eligible transactions (as defined below) in the Shares on such Disrupted Day, taking into account the nature and duration of the relevant Market Disruption Event, and the weightings of the 10b-18 VWAP for each Unwind Date during such Unwind Period shall be adjusted in a commercially reasonable manner by the Calculation Agent for purposes of determining the Settlement Price to account for the occurrence of such partially Disrupted Day, with such adjustments based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.

Market Disruption Event:	The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and inserting the words “at any time on any Exchange Business Day during the Unwind Period” after the word “material,” in the third line thereof.

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

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Settlement Terms:

Settlement:	For each Transaction, any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of such Transaction.

Settlement Notice:	For each Transaction, subject to “Early Valuation” below, Counterparty may elect to effect a Settlement of all or any portion of such Transaction by designating one or more Scheduled Trading Days following the Effective Date for such Transaction and on or prior to the Maturity Date for such Transaction to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements of such Transaction, First Unwind Dates, each of which First Unwind Dates shall occur no later than the 60th Scheduled Trading Day immediately preceding the Maturity Date for such Transaction) in a written notice to Dealer (a “Settlement Notice”) delivered no later than the applicable Settlement Method Election Date for such Transaction, which notice shall also specify (i) the number of Shares (the “Settlement Shares”) for such Settlement (not to exceed the number of Undesignated Shares for such Transaction as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Counterparty may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement of any Transaction if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement of such Transaction for which the related Relevant Settlement Date has not occurred; and (B) if the number of Undesignated Shares as of the Maturity Date for such Transaction is not zero, then the Maturity Date for such Transaction shall be a Valuation Date for a Physical Settlement of such Transaction and the number of Settlement Shares for such Settlement shall be the number of Undesignated Shares for such Transaction as of the Maturity Date for such Transaction (provided that if such Maturity Date occurs during the period from the time any Settlement Notice is given for a Cash Settlement or Net Share Settlement of such Transaction until the related Relevant Settlement Date, inclusive, then the provisions set forth below opposite “Early Valuation” shall apply to such Transaction as if the Maturity Date for such Transaction were the Early Valuation Date for such Transaction).

Undesignated Shares:	For any Transaction, as of any date, the Number of Shares for such Transaction minus the number of Shares designated as Settlement Shares for Settlements of such Transaction for which the related Relevant Settlement Date has not occurred.

Settlement Method Election:	For any Transaction, applicable; provided that:

(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

(ii) Counterparty may elect Cash Settlement or Net Share Settlement for any Settlement of any Transaction only if Counterparty represents and warrants to Dealer in the Settlement Notice containing such election that, as of the date of such Settlement Notice, Counterparty (A) is not aware of any material nonpublic information concerning itself or the Shares, (B) is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, and (C) would be able to purchase a number of Shares equal to the greater of (x) the number of Settlement Shares designated in such Settlement Notice and (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the applicable Relevant Forward Price for such Cash Settlement or Net Share Settlement in compliance with the laws of Counterparty’s jurisdiction of organization; and

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(iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable for any Settlement of any Transaction:

	(A)	to all of the Settlement Shares designated in such Settlement Notice if, at any time from the date such Settlement Notice is received by Dealer until the related First Unwind Date, inclusive, (I) the trading price per Share on the Exchange is below the Threshold Price or (II) Dealer determines that it would, after using commercially reasonable efforts, be unable to purchase a number of Shares in the market sufficient to unwind a commercially reasonable hedge position in respect of the portion of the Transaction represented by such Settlement Shares and satisfy its delivery obligation hereunder, if any, by the Maturity Date (x) in a manner that, based on advice of counsel, (A) would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, and taking into account any other Transactions hereunder or under a substantially similar issuer forward or similar transaction with Dealer with an overlapping unwind period, be in compliance with, the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) would not raise material risks under applicable securities laws or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

	(B)	to all or a portion of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as determined by Dealer in a commercially reasonable manner) is below the Threshold Price or (II) Dealer determines, based on advice of counsel, as applicable, that a Trading Condition has occurred with respect to such Transaction, in which case the provisions set forth below in the fourth paragraph opposite “Early Valuation” shall apply as if such day were the Early Valuation Date for such Transaction and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Shares” shall be equal to the number of Settlement Shares designated in such Settlement Notice minus the Unwound Shares determined in accordance with clause (x) of this sentence.

Threshold Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be 33% of the Initial Forward Price for such Transaction.

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Electing Party:	Counterparty

Settlement Method Election Date:	With respect to any Settlement of any Transaction, the 5th Scheduled Trading Day immediately preceding (x) the Valuation Date for such Transaction, in the case of Physical Settlement, or (y) the First Unwind Date for such Transaction, in the case of Cash Settlement or Net Share Settlement.

Default Settlement Method:	Physical Settlement

Physical Settlement:	Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date for any Physical Settlement of any Transaction, Dealer shall pay to Counterparty an amount in USD equal to the Forward Price for such Transaction on the relevant Settlement Date multiplied by the number of Settlement Shares for such Settlement, and Counterparty shall deliver to Dealer such Settlement Shares. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the cash amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Settlement Date:	For any Settlement of any Transaction to which Physical Settlement is applicable, the Valuation Date for such Settlement.

Net Share Settlement:	On the Net Share Settlement Date for any Settlement of any Transaction to which Net Share Settlement is applicable, if the Net Share Settlement Amount for such Settlement is greater than zero, Counterparty shall deliver a number of Shares equal to such Net Share Settlement Amount (rounded down to the nearest integer) to Dealer, and if such Net Share Settlement Amount is less than zero, Dealer shall deliver a number of Shares equal to the absolute value of such Net Share Settlement Amount (rounded down to the nearest integer) to Counterparty, in either case, in accordance with Section 9.4 of the Equity Definitions, with such Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in such Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the relevant Settlement Price.

Net Share Settlement Date:	For any Settlement of any Transaction to which Net Share Settlement is applicable, the date that follows the Valuation Date for such Settlement by one Settlement Cycle.

Net Share Settlement Amount:	For any Settlement of any Transaction to which Net Share Settlement is applicable, an amount equal to the Forward Cash Settlement Amount for such Settlement divided by the Settlement Price for such Settlement.

Forward Cash Settlement Amount:	Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement of any Transaction shall be equal to (i) the number of Settlement Shares for such Settlement multiplied by (ii) an amount equal to (A) the Settlement Price for such Settlement minus (B) the Relevant Forward Price for such Settlement.

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Relevant Forward Price:	For any Cash Settlement or Net Share Settlement, subject to “Valuation Disruption,” the arithmetic average of the Forward Prices for such Transaction on each Unwind Date relating to such Settlement.

Settlement Price:	For any Cash Settlement or Net Share Settlement, subject to “Valuation Disruption,” the arithmetic average of the 10b-18 VWAP on each Unwind Date relating to such Settlement, plus a commercially reasonable amount determined by the Calculation Agent that in no event will exceed USD0.03.

10b-18 VWAP:	For any Exchange Business Day, as determined by the Calculation Agent based on the 10b-18 Volume Weighted Average Price per Share as reported in the composite transactions for United States exchanges and quotation systems for the regular trading session (including any extensions thereof) of the Exchange on such Exchange Business Day (without regard to pre-open or after hours trading outside of such regular trading session for such Exchange Business Day), as published by Bloomberg at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day, on Bloomberg page “CMS <Equity> AQR_SEC” (or any successor thereto), or if such price is not so reported on such Exchange Business Day for any reason or is, in the Calculation Agent’s reasonable determination, erroneous, such 10b-18 VWAP shall be as reasonably determined by the Calculation Agent. For purposes of calculating the 10b-18 VWAP for such Exchange Business Day, the Calculation Agent will include only those trades that are reported during the period of time during which Counterparty could purchase its own shares under Rule 10b-18(b)(2) and are effected pursuant to the conditions of Rule 10b-18(b)(3), each under the Exchange Act (such trades, “Rule 10b-18 eligible transactions”).

Unwind Activities:	The times and prices at which Dealer (or its agent or affiliate) purchases any Shares during any Unwind Period in connection with unwinding its commercially reasonable hedge position in respect of each Transaction shall be determined by Dealer in a commercially reasonable manner. Without limiting the generality of the foregoing, in the event that Dealer concludes, based on advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer) (a “Regulatory Disruption”) for it to refrain from purchasing Shares in connection with unwinding its commercially reasonable hedge position on any Scheduled Trading Day that would have been an Unwind Date but for the occurrence of a Regulatory Disruption, then Dealer shall notify Counterparty in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day, in which case Dealer shall, to the extent practicable in its good faith discretion, specify the nature of such Regulatory Disruption, and, for the avoidance of doubt, such Scheduled Trading Day shall not be an Unwind Date for such Transaction and such Regulatory Disruption shall be deemed to be a Market Disruption Event; provided that Dealer may exercise its right to suspend under this sentence only in good faith in relation to events or circumstances that are not the result of actions of it or any of its Affiliates that are taken with the intent to avoid its obligations under the Transactions.

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Relevant Settlement Date:	For any Settlement of any Transaction, the Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date for such Settlement, as the case may be.

Other Applicable Provisions:	To the extent Dealer is obligated to deliver Shares under any Transaction, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to such Transaction; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.
Share Adjustments:

Potential Adjustment Events:	An Extraordinary Dividend shall not constitute a Potential Adjustment Event. For the avoidance of doubt, a cash dividend on the Shares that differs from expected dividends as of the first Trading Day of the Forward Hedge Selling Period for a Transaction shall not be a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions.

Extraordinary Dividend:	For any Transaction, any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the first Trading Day of the Forward Hedge Selling Period for such Transaction (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend in an amount equal to or less than the Regular Dividend Amount for such calendar quarter for such Transaction that has an ex-dividend date no earlier than the Forward Price Reduction Date occurring in the relevant quarter for such Transaction).

Regular Dividend Amount:	For each Transaction and for each calendar quarter, the amount set forth under the heading “Regular Dividend Amounts” in the Accepted Placement Notice for such Transaction and for such calendar quarter (or, if no such amount is specified, zero), as specified in Schedule I to the Supplemental Confirmation for such Transaction.

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Hedging, Increased Cost of Stock Borrow or any Extraordinary Event that also constitutes a Bankruptcy Termination Event, but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply.

Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing the reference therein to “10%” with a reference to “25%”.

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Delisting:	In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:	Applicable; provided that (A) any determination as to whether (i) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (ii) the promulgation of or any change in or public announcement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (B) Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof and (ii) by replacing the words “the interpretation” with the words “or public announcement of any formal or informal interpretation” in the third line thereof and (C) the words “, unless the illegality is due to an act or omission of the party seeking to elect termination of the Transaction with the intent to avoid its obligations under the terms of the Transaction” are added immediately following the word “Transaction” in the fifth line thereof; and provided further that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof and (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”.

Failure to Deliver:	Applicable with respect to a Transaction if Dealer is required to deliver Shares under such Transaction; otherwise, Not Applicable.

Hedging Disruption:	Applicable

Increased Cost of Hedging:	Applicable; provided that Section 12.9(b)(vi) of the Equity Definitions shall be amended by (i) adding the word “or” before clause (B) of the second sentence thereof, (ii) deleting clause (C) of the second sentence thereof and (iii) deleting the third and fourth sentences thereof.

Increased Cost of Stock Borrow:	Applicable; provided that Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) adding the word “or” before clause (B) of the second sentence thereof, (ii) deleting clause (C) of the second sentence thereof and (iii) deleting the third, fourth and fifth sentences thereof. For the avoidance of doubt, upon the announcement of any event that, if consummated, would result in a Merger Event or Tender Offer, the term “rate to borrow Shares” as used in Section 12.9(a)(viii) of the Equity Definitions shall include any commercially reasonable cost borne or amount payable by the Hedging Party in respect of maintaining or reestablishing its commercially reasonable hedge position with respect to the relevant Transaction, including, but not limited to, any assessment or other amount payable by the Hedging Party to a lender of Shares in respect of any merger or tender offer premium, as applicable.

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Initial Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation.

Loss of Stock Borrow:	Applicable; provided that Section 12.9(b)(iv) of the Equity Definitions shall be amended by (i) deleting clause (A) of the first sentence thereof in its entirety and (ii) replacing the words “neither the Non-Hedging Party nor the Lending Party lends” with “the Lending Party does not lend” in the second sentence thereof.

Maximum Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation.

Hedging Party:	For all applicable Additional Disruption Events, Dealer

Determining Party:	For all applicable Extraordinary Events, Dealer

Early Valuation:

Early Valuation:	For any Transaction, notwithstanding anything to the contrary herein, in the Agreement, in any Supplemental Confirmation or in the Equity Definitions, at any time (x) following the occurrence of a Hedging Event with respect to such Transaction, the declaration by Issuer of an Extraordinary Dividend, or an ISDA Event with respect to such Transaction or (y) if an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position exists, Dealer (or, in the case of such an ISDA Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate any Scheduled Trading Day to be the “Early Valuation Date” for such Transaction, in which case the provisions set forth in this “Early Valuation” section shall apply to such Transaction, in the case of an Event of Default or Termination Event, in lieu of Section 6 of the Agreement. For the avoidance of doubt, any amount calculated pursuant to this “Early Valuation” section as a result of an Extraordinary Dividend shall not be adjusted by the value associated with such Extraordinary Dividend.

Dealer represents and warrants to and agrees with Counterparty that (i) based on advice of counsel, Dealer (A) does not know of the existence on the first Trading Day of the relevant Forward Hedge Selling Period of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position and (B) based on reasonable internal inquiry in the ordinary course of Dealer’s business does not know on the first Trading Day of the relevant Forward Hedge Selling Period of any event or circumstance that will cause the occurrence of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position on any day during the term of such Transaction; and (ii) Dealer will not knowingly cause the occurrence of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position on any day during the term of any Transaction for the purpose, in whole or in part, of causing the occurrence of an Early Valuation Date.

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If an Early Valuation Date for a Transaction occurs on a date that is not during an Unwind Period for such Transaction, then such Early Valuation Date shall be a Valuation Date for a Physical Settlement of such Transaction, and the number of Settlement Shares for such Settlement shall be the Number of Shares on such Early Valuation Date; provided that Dealer may in its sole discretion permit Counterparty to elect Cash Settlement or Net Share Settlement in respect of such Transaction. Notwithstanding anything to the contrary in this Master Confirmation, any Supplemental Confirmation, the Agreement or the Equity Definitions, if Dealer designates an Early Valuation Date with respect to a Transaction following the occurrence of an ISDA Event and such Early Valuation Date is to occur before the date that is one Settlement Cycle after the last day of the Forward Hedge Selling Period for such Transaction, then, for purposes of such Early Valuation Date, (i) a Supplemental Confirmation relating to such Transaction shall, notwithstanding the provisions under Section 3 below, be deemed to be effective; and (ii) the Forward Price shall be deemed to be the Initial Forward Price (calculated assuming that the last Trading Day of such Forward Hedge Selling Period were the day immediately following the date Dealer so notifies Counterparty of such designation of an Early Valuation Date for purposes of such Early Valuation Date).

If an Early Valuation Date for a Transaction occurs during an Unwind Period for such Transaction, then (i) (A) the last Unwind Date of such Unwind Period shall be deemed to be such Early Valuation Date, (B) a Settlement shall occur in respect of such Unwind Period, and the Settlement Method elected by Counterparty in respect of such Settlement shall apply, and (C) the number of Settlement Shares for such Settlement shall be the number of Unwound Shares for such Unwind Period on such Early Valuation Date, and (ii) (A) such Early Valuation Date shall be a Valuation Date for an additional Physical Settlement of such Transaction (provided that Dealer may in its sole discretion elect that the Settlement Method elected by Counterparty for the Settlement described in clause (i) of this sentence shall apply) and (B) the number of Settlement Shares for such additional Settlement shall be the number of Remaining Shares on such Early Valuation Date.

Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

ISDA Event:	(i) Any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that gives rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement or (ii) the announcement of any event or transaction on or after the first Trading Day of the Forward Hedge Selling Period for such Transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Delisting or Change in Law, in each case, as determined by the Calculation Agent.

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Amendment to Merger Event:	Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof.

Hedging Event:	In respect of any Transaction, the occurrence of any of the following events on or following the first Trading Day of the Forward Hedge Selling Period: (i) (x) a Loss of Stock Borrow in connection with which Counterparty does not refer the Hedging Party to a satisfactory Lending Party within the required time period as provided in Section 12.9(b)(iv) of the Equity Definitions or (y) a Hedging Disruption, (ii) (A) an Increased Cost of Stock Borrow or (B) an Increased Cost of Hedging in connection with which, in the case of sub-clause (A) or (B), Counterparty does not elect, and so notify the Hedging Party of its election, in each case, within the required time period to either amend such Transaction pursuant to Section 12.9(b)(v)(A) or Section 12.9(b)(vi)(A) of the Equity Definitions, as applicable, or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) or Section 12.9(b)(vi)(B) of the Equity Definitions, as applicable, or (iii) a Market Disruption Event during an Unwind Period for such Transaction and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days. In respect of any Transaction, if a Hedging Event occurs with respect to such Transaction on or after the first Trading Day of the Forward Hedge Selling Period (as each such term is defined in the Equity Distribution Agreement) for such Transaction and prior to the Trade Date for such Transaction, the Calculation Agent may reduce the Initial Forward Price to account for such Hedging Event and any commercially reasonable costs or expenses incurred by Dealer in relation to its commercially reasonable hedge position as a result of such Hedging Event.

Remaining Shares:	For any Transaction, on any day, the Number of Shares for such Transaction as of such day (or, if such day occurs during an Unwind Period for such Transaction, the Number of Shares for such Transaction as of such day minus the Unwound Shares for such Transaction for such Unwind Period on such day).

Unwound Shares:	For any Transaction, for any Unwind Period in respect of such Transaction on any day, the aggregate number of Shares with respect to which Dealer has unwound its commercially reasonable hedge position in respect of such Transaction in connection with the related Settlement as of such day.

Acknowledgements:

Non-Reliance:	Applicable

Agreements and Acknowledgements
Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

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Transfer:	Notwithstanding anything to the contrary in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under any Transaction, in whole or in part, to an affiliate of Dealer whose obligation is guaranteed by [Dealer][Dealer’s ultimate parent] without the consent of Counterparty; provided that (x) no Event of Default or Potential Event of Default shall have occurred with respect to either party solely as a result of such transfer and assignment and (y) subsequent to such transfer or assignment, Counterparty will neither, as a result of such transfer or assignment, (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement, except to the extent that such additional amounts were payable to the assignor or transferor immediately before the assignment or transfer, nor (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount, except to the extent that such additional amounts were not payable by the assignor or transferor immediately before the assignment or transfer.

Calculation Agent:	Dealer; provided that, following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, Counterparty shall have the right to select a leading dealer in the market for U.S. corporate equity derivatives to replace Dealer as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent. Following any determination or calculation by the Determining Party or the Calculation Agent hereunder, upon a written request by Counterparty, the Determining Party or the Calculation Agent, as the case may be, will, within a commercially reasonable period of time following such request (and in any event within five Exchange Business Days of such request), provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation, as the case may be; provided that the Determining Party or the Calculation Agent, as the case may be, shall not be required to disclose any of its proprietary or confidential models or any information that is proprietary or subject to contractual, legal or regulatory obligations to not disclose such information.

All determinations and calculations made by the Determining Party or the Calculation Agent shall be made in good faith and in a commercially reasonable manner.

Counterparty Payment/Delivery Instructions:	To be provided by Counterparty

Dealer Payment/Delivery Instructions:	[________________]
[________________]
[________________]
[________________]

Counterparty’s Contact Details for Purpose of Giving Notice:	To be provided by Counterparty

Dealer’s Contact Details for Purpose of Giving Notice:	[________________]
[________________]
[________________]
Attention: [________________]

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Telephone:[____________]
Facsimile: [____________]
E-mail: [_________]@[______].com

Offices:

(a)	Office of Counterparty:	Not Applicable, Counterparty is not a Multibranch Party.

(b)	Office of Dealer:	[________________].

3.             Effectiveness, The effectiveness of each Supplemental Confirmation and the related Transaction on the Trade Date shall be subject to the satisfaction (or Dealer’s express waiver) of the following conditions:

(a)      all of the representations and warranties of Counterparty hereunder (including under the Agreement) and under Section 6 of the Equity Distribution Agreement shall be true and correct on such Trade Date as if made as of such Trade Date;

(b)     Counterparty shall have performed all of the obligations required to be performed by it hereunder (including under the Agreement) and under the Equity Distribution Agreement on or prior to such Trade Date;

(c)      all of the conditions set forth in Section 10 of the Equity Distribution Agreement shall have been satisfied; and

(d)      the effective date of the Accepted Placement Notice shall have occurred as provided in the Equity Distribution Agreement.

Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation, if in Dealer’s commercially reasonable judgment in connection with establishing its commercially reasonable hedge position in respect of such Transaction, it (or its affiliate) (A) is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Shares to be borrowed and sold pursuant to the Equity Distribution Agreement on such Settlement Date on or prior to 9:00 a.m., New York City time, on any Settlement Date (as defined in the Equity Distribution Agreement), or (y) would incur a stock loan cost of more than a rate equal to the Maximum Stock Loan Rate for such Transaction with respect to all or any portion of such full number of Shares, then the effectiveness of the related Supplemental Confirmation and such Transaction shall be limited to the number of Shares Dealer (or its affiliate) is so able to borrow at a cost of not more than a rate equal to the Maximum Stock Loan Rate for such Transaction, which, for the avoidance of doubt, may be zero.

4.             Additional Mutual Representations and Warranties. In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into each Transaction hereunder as principal and not for the benefit of any third party.

5.             Additional Representations and Warranties of Counterparty. The representations and warranties of Counterparty set forth in Section 6 of the Equity Distribution Agreement are true and correct as of the date hereof, each date that a Placement Notice is effective, each Trade Date for any Transaction and each Forward Hedge Settlement Date (as defined in the Equity Distribution Agreement). In addition, Counterparty represents and warrants to Dealer as of each Trade Date (and with respect to Section 5(e), as of each Trade Date and as of each Applicable Time (as defined in the Equity Distribution Agreement) for the sale of any Forward Hedge Shares in respect of any Transaction), and agrees with Dealer, that:

(a)      without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that Dealer is not making any representations or warranties with respect to the treatment of any Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

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(b)         it shall not take any action to reduce the number of authorized and unissued Shares below the sum of (i) the aggregate Number of Shares across all Transactions hereunder plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party;

(c)         it will not repurchase any Shares if, immediately following such repurchase, the aggregate Number of Shares across all Transactions hereunder would be equal to or greater than 4.5% of the number of then-outstanding Shares, and it will notify Dealer promptly upon the consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the Trade Date), exceeds 0.5% of the number of then-outstanding Shares;

(d)         it is not entering into this Master Confirmation or any Supplemental Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares), or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) for the purpose of inducing the purchase or sale of the Shares (or any security convertible into or exchangeable for Shares) by others;

(e)         it (i) is not aware of any material nonpublic information regarding itself or the Shares, (ii) is entering into this Master Confirmation and each Supplemental Confirmation in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws and (iii) has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting any Transaction;

(f)          as of the date hereof and the Trade Date for each Transaction, it is not aware of any state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares that would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares; provided that Counterparty makes no such representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer or its affiliates;

(g)         as of the date hereof, the Trade Date for each Transaction and the date of any payment or delivery by Counterparty or Dealer under any Transaction, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”);

(h)        it is not as of the date hereof, and on the Trade Date for each Transaction and after giving effect to the transactions contemplated thereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(i)          as of the date hereof and the Trade Date for each Transaction it: (i) is an “institutional account” as defined in the Financial Industry Regulatory Authority’s Rule 4512(c) and (ii) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and will exercise independent judgment in evaluating any recommendations of Dealer or its associated persons; and

(j)          IT UNDERSTANDS AS OF THE DATE HEREOF AND THE TRADE DATE FOR EACH TRANSACTION THAT EACH TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

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6.            Additional Covenants of Counterparty.

(a)   Counterparty acknowledges and agrees that any Shares delivered by Counterparty to Dealer on any Settlement Date or Net Share Settlement Date for any Transaction will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, and (iii) registered under the Exchange Act, and, when delivered by Dealer (or an affiliate of Dealer) to securities lenders from whom Dealer (or an affiliate of Dealer), borrowed Shares in connection with hedging its exposure to such Transaction will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Dealer or an affiliate of Dealer. Accordingly, Counterparty agrees that any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System. In addition, Counterparty represents and agrees that any such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance.

(b)   Counterparty agrees that, in respect of any Unwind Period, Counterparty shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting any Transaction. Without limiting the generality of the provisions set forth opposite the caption “Unwind Activities” in Section 2, Counterparty acknowledges that it has no right to, and agrees that it will not seek to, control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3) under the Exchange Act) under or in connection with Cash Settlement or Net Share Settlement of any Transaction, including, without limitation, Dealer’s decision to enter into or alter any hedging transactions.

(c)    Counterparty shall promptly provide notice thereof to Dealer upon (i) becoming aware of the occurrence of any event that would constitute an Event of Default or a Termination Event in respect of which Counterparty is a Defaulting Party or an Affected Party, as the case may be, or (ii) announcing any event that, if consummated, would constitute an Extraordinary Event or Potential Adjustment Event.

(d)    Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take any action that would cause any purchases of Shares by Dealer or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement of any Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty. Without limiting the generality of the foregoing, during any Unwind Period for any Transaction, except with the prior written consent of Dealer, Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares. However, the foregoing shall not (i) limit Counterparty’s ability, pursuant to any issuer “plan” (as defined in Rule 10b-18), to re-acquire Shares from employees in connection with such plan or program, (ii) limit Counterparty’s ability to withhold Shares to cover tax liabilities associated with such a plan, (iii) prohibit any purchases effected by or for an issuer “plan” by an “agent independent of the issuer” (each as defined in Rule 10b-18), (iv) otherwise restrict Counterparty’s or any of its affiliates’ ability to repurchase Shares under privately negotiated, off-exchange transactions with any of its employees, officers, directors, affiliates or any third party that, in each case, will not result in any market transactions or (v) limit Counterparty’s ability to grant stock and options to “affiliated purchasers” (as defined in Rule 10b-18) or the ability of such affiliated purchasers to acquire such stock or options in connection with any issuer “plan” (as defined in Rule 10b-18) for directors, officers and employees or any agreements with respect to any such plan for directors, officers or employees of any entities that are acquisition targets of Counterparty, in the case of each of clauses (i) through (v), to the extent that such transaction or event does not constitute a “Rule 10b-18 purchase” (as defined in Rule 10b-18).

(e)   Counterparty will not be subject to any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period for any Transaction.

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(f)    Counterparty shall: (i) prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, notify Dealer of such public announcement; provided that Counterparty shall not be required to disclose any material nonpublic information; (ii) promptly notify Dealer following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through Dealer or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that any such notice may result in a Regulatory Disruption, a Trading Condition or, if such notice relates to an event that is also an ISDA Event, an Early Valuation, or may affect the length of any ongoing Unwind Period. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv). For the avoidance of doubt, a Merger Transaction or the announcement thereof shall not give either party the right to designate an Early Valuation Date for any Transaction and/or to accelerate or preclude an election by Counterparty of Physical Settlement for any Settlement of any Transaction, unless such Merger Transaction or the announcement thereof is also an ISDA Event.

(g)    Counterparty will promptly execute each properly completed Supplemental Confirmation delivered to Counterparty by Dealer following the Trade Date for such Transaction, to the extent such Supplemental Confirmation is consistent with Section 3 of the Equity Distribution Agreement.

7.            Termination on Bankruptcy. The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, each Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code and that a Transaction and the obligations and rights of Counterparty and Dealer (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in Section 4 or Section 5) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or Dealer, if, on or prior to the final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, as the case may be, for such Transaction an Insolvency Filing occurs or any other proceeding commences with respect to Counterparty under the Bankruptcy Code (a “Bankruptcy Termination Event”).

8.	Additional Provisions.

(a)    Dealer acknowledges and agrees that Counterparty’s obligations under the Transactions are not secured by any collateral and that neither this Master Confirmation nor any Supplemental Confirmation is intended to convey to Dealer rights with respect to the transactions contemplated hereby and by any Supplemental Confirmation that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement; provided further that nothing herein shall limit Dealer’s rights in respect of any transaction other than the Transactions.

(b)    [Reserved]

(c)    The parties hereto intend for:

(i)            each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

(ii)           the rights given to Dealer pursuant to “Early Valuation” in Section 2 to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii)          any cash, securities or other property provided as performance assurance, credit support or collateral with respect to the Transactions to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

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(iv)          all payments for, under or in connection with the Transactions, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v)           any or all obligations that either party has with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including the Transactions) or any other agreement between such parties.

(d)    Notwithstanding any other provision of the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under any Transaction a number of Shares greater than 1.5 times the Number of Shares for such Transaction as of the Trade Date for such Transaction (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Issuer’s control and (y) Merger Events requiring corporate action of Issuer (or any surviving entity of the Issuer hereunder in connection with any such Merger Event). Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated for all Transactions on each day that any Transaction is outstanding) that the aggregate Capped Number across all Transactions hereunder is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transactions) on the date of the determination of such aggregated Capped Number. In the event that Counterparty shall not have delivered the full number of Shares otherwise deliverable under any Transaction as a result of this Section 8(d) (the resulting deficit for such Transaction, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this Section 8(d), on a pro rata basis across all Transactions hereunder, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the date hereof (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved or (C) Counterparty additionally authorizes any unissued Shares that are not reserved for transactions other than the Transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered for each Transaction) and, as promptly as reasonably practicable, deliver such Shares thereafter. Counterparty shall not, until Counterparty’s obligations under the Transactions have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transactions and any other transaction under a confirmation entered into by Counterparty and another dealer pursuant to the Equity Distribution Agreement or the Equity Distribution Agreement dated as of April 28, 2020 by and between Counterparty and the other parties thereto (each, an “Other Dealer’s Transaction”), or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under the Transactions or any Other Dealer’s Transaction. Allocation of any Shares that become available for potential delivery to Dealer or any dealer party to an Other Dealer’s Transaction as a result of any Share Issuance Event shall be allocated to the Transactions and any Other Dealer’s Transaction(s) on a ratable basis in accordance with the respective remaining Share delivery obligations thereunder.

(e)    The parties intend for this Master Confirmation and each Supplemental Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003.

(f)     The parties intend for (A) the purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction to comply with the requirements of Rule 10b5-1(c)(1)(i)(A) under the Exchange Act and (B) this Master Confirmation and each Supplemental Confirmation to constitute a binding contract or instruction satisfying the requirements of Rule 10b5-1(c) under the Exchange Act and to be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.

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(g)   [Reserved.]

(h)   Counterparty acknowledges that:

(i)    during the term of the Transactions, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities to establish, adjust or unwind its hedge position with respect to the Transactions;

(ii)    Dealer and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with hedging activities in relation to the Transactions, including acting as agent or as principal and for its own account or on behalf of customers;

(iii)   Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the Settlement Price for each Transaction;

(iv)   any market activities of Dealer and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and the Settlement Price for each Transaction, each in a manner that may be adverse to Counterparty; and

(v)    each Transaction is a derivatives transaction; Dealer may purchase or sell shares for its own account at an average price that may be greater than, or less than, the price received by Counterparty under the terms of the relevant Transaction.

(i)      Counterparty and Dealer agree and acknowledge that (A) the Transactions contemplated by this Master Confirmation will be entered into in reliance on the fact that this Master Confirmation and each Supplemental Confirmation form a single agreement between Counterparty and Dealer, and Dealer would not otherwise enter into such Transactions; (B) this Master Confirmation, together with each Supplemental Confirmation, is a “qualified financial contract,” as such term is defined in Section 5-701(b)(2) of the General Obligations Law; (C) each Supplemental Confirmation, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (D) this Master Confirmation and each Supplemental Confirmation constitute a prior “written contract,” as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation and such Supplemental Confirmation.

(j)      Counterparty and Dealer agree that, upon the effectiveness of any Accepted Placement Notice related to a Forward (as defined in the Equity Distribution Agreement), in respect of the Transaction to which such Accepted Placement Notice relates, each of the representations, warranties, covenants, agreements and other provisions of this Master Confirmation and the Supplemental Confirmation for such Transaction (including, without limitation, Dealer’s right to designate an Early Valuation Date in respect of such Transaction pursuant to the provisions opposite the caption “Early Valuation” in Section 2 and the termination of such Transaction following a Bankruptcy Termination Event as described in Section 7) shall govern, and be applicable to, such Transaction as of the first Trading Day of the Forward Hedge Selling Period for such Transaction as if the Trade Date for such Transaction were such first Trading Day.

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(k)     Tax Matters.

(i)     Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement or amounts payable hereunder that may be considered to be interest for U.S. federal income tax purposes) to be made by it to the other party under the Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or Section 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or Section 4(a)(iii) of the Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(ii)    Payee Tax Representations. For the purpose of Section 3(f) of the Agreement, Dealer and Counterparty make the following representations.

The following representations will apply to Dealer:

a.     [Dealer represents that (A) each payment received or to be received by it in connection with the Agreement is effectively connected with its conduct of a trade or business within the United States and (B) it is a “foreign person” (as that term is used in Section 1.6041-4(a)(4) of the United States Treasury Regulations) for U.S. federal income tax purposes.] [Dealer represents that (A) it is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes and (B) it is a national banking association organized and existing under the laws of the United States of America and is an exempt recipient under Section 1.6049-4(c)(1)(ii)(M) of the United States Treasury Regulations.] [Dealer represents that it is (A) incorporated in Ohio, (B) a corporation for U.S. federal income tax purposes and (C) a “U.S. person” (as that term is used in Section 7701(a)(30) of the Code (as defined below) and Section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.] [Dealer is a U.S. limited liability company organized under the laws of the State of Delaware. For U.S. federal income tax purposes, it is disregarded as separate from Mizuho Americas LLC, a limited liability company organized under the laws of the State of Delaware. For U.S. federal income tax purposes, Mizuho Americas LLC has elected to be classified as a corporation.] [Dealer represents that (i) it is a bank organized under the laws of Canada, (ii) it is a corporation for U.S. federal income tax purposes and (iii) each payment received or to be received in connection with this Master Confirmation will be effectively connected with its conduct of a trade or business in the United States.] [Dealer represents that (i) it is a bank organized under the laws of Canada, (ii) it is a corporation for U.S. federal income tax purposes and (iii) each payment received or to be received in connection with this Master Confirmation will be effectively connected with its conduct of a trade or business in the United States.]

The following representations will apply to Counterparty:

a.     Counterparty is a corporation established under the laws of the State of Michigan.

b.     Counterparty is a “U.S. person” (as that term is used in Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)), and Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes and a corporation that is an exempt recipient under Section 1.6049-4(c)(1)(ii)(A) of the United States Treasury Regulations.

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(iii)   Agreements to Deliver Documents. For the purpose of Section 4(a)(i) and Section 4(a)(ii) of the Agreement, Dealer and Counterparty each agrees to deliver, as applicable, (i) in the case of Dealer, a completed and accurate U.S. Internal Revenue Service [Form W-9] [Form W-8ECI] (or successor thereto)[,][and] (ii) in the case of Counterparty, a complete and accurate U.S. Internal Revenue Service Form W-9 (or successor thereto)[ and (iii) in the case of Dealer and Counterparty, any other form or document that may be required by the other party to allow such party to make a payment under this Master Confirmation, including any Credit Support Document, without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate] In each case, such form or document shall be completed in a manner reasonably acceptable to the other party and shall be delivered (x)[in the case of (i) and (ii) above,] promptly upon execution of this Master Confirmation, (y) promptly upon reasonable demand by the other party and (z) promptly upon learning that any form previously provided has become inaccurate or incorrect.

(iv)  “Tax” as used in this clause (k) and “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include (A) any tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”) and (B) any tax imposed or collected pursuant to Section 871(m) of the Code or any current or future regulations or official interpretation thereof (a “Section 871(m) Withholding Tax”). For the avoidance of doubt, each of a FATCA Withholding Tax and a Section 871(m) Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for purposes of Section 2(d) of the Agreement.

9.             Indemnification.   Counterparty agrees to indemnify and hold harmless Dealer, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Dealer and each such person being an “Indemnified Party”) from and against any and all losses (excluding, for the avoidance of doubt, financial losses resulting from the economic terms of the Transactions), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Counterparty in this Master Confirmation, any Supplemental Confirmation or the Agreement. Counterparty will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s willful misconduct, gross negligence or bad faith in performing the services that are subject of the Transactions. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty will reimburse any Indemnified Party for all documented, reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. Counterparty also agrees that no Indemnified Party shall have any liability to Counterparty or any person asserting claims on behalf of or in right of Counterparty in connection with or as a result of any matter referred to in this Master Confirmation and any Supplemental Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty result from the willful misconduct, gross negligence or bad faith of the Indemnified Party. The provisions of this Section 9 shall survive the completion of the Transactions contemplated by this Master Confirmation and any Supplemental Confirmation and any assignment and/or delegation of the Transactions made pursuant to the Agreement, this Master Confirmation or any Supplemental Confirmation shall inure to the benefit of any permitted assignee of Dealer. For the avoidance of doubt, any payments due as a result of this provision may not be used to set off any obligation of Dealer upon settlement of the Transactions.

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10.            Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event shall Dealer be entitled to receive, or be deemed to receive, or have an “interest” in (within the meaning of Rule 312.04(e) of the NYSE Listed Company Manual) Shares to the extent that, upon such receipt of such Shares, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any of its affiliates’ business units subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Dealer with respect to “beneficial ownership” of any Shares (collectively, “Dealer Group”) would be equal to or greater than the lesser of (x) 4.5% of the outstanding Shares (such condition, an “Excess Section 13 Ownership Position”), and (y) 4.9% of the outstanding Shares as of the Trade Date for any Transaction (such number of Shares, the “Threshold Number of Shares” and such condition, the “Excess NYSE Ownership Position”) or (ii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under Section 780 of the Michigan General Corporation Statute or any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (ii), an “Excess Regulatory Ownership Position”). If any delivery owed to Dealer under any Transaction is not made, in whole or in part, as a result of this provision, (i) Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that such delivery would not result in (x) Dealer Group directly or indirectly so beneficially owning in excess of the lesser of (A) 4.5% of the outstanding Shares and (B) the Threshold Number of Shares or (y) the occurrence of an Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement of any Transaction, notwithstanding anything to the contrary herein, Dealer shall not be obligated to satisfy the portion of its payment obligation with respect to such Transaction corresponding to any Shares required to be so delivered until the date Counterparty makes such delivery.

11.            Non-Confidentiality. The parties hereby agree that (i) effective from the date of commencement of discussions concerning the Transactions, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind, including opinions or other tax analyses, provided by Dealer and its affiliates to Counterparty relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of Dealer or its affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information, and (ii) Dealer does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty.

12.            Restricted Shares. If Counterparty is unable to comply with the covenant of Counterparty contained in Section 6 or Dealer otherwise determines in its reasonable opinion that any Shares to be delivered to Dealer by Counterparty under any Transaction may not be freely returned by Dealer to securities lenders as described in the covenant of Counterparty contained in Section 6, then delivery of any such Settlement Shares (the “Unregistered Settlement Shares”) shall be effected pursuant to Annex A hereto, unless waived by Dealer.

13.           Use of Shares.     Dealer acknowledges and agrees that, except in the case of a Private Placement Settlement, Dealer shall use any Shares delivered by Counterparty to Dealer on any Settlement Date to return to securities lenders to close out borrowings created by Dealer (or an affiliate thereof) in connection with its hedging activities related to exposure under the Transactions or otherwise in compliance with applicable law.

14.            Rule 10b-18. In connection with bids and purchases of Shares in connection with any Net Share Settlement or Cash Settlement of any Transaction (taking into account any settlement of any other substantially similar issuer forward or similar transactions with Dealer), Dealer shall use commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18, as if such provisions were applicable to such purchases and taking into account any applicable Securities and Exchange Commission no-action letters as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Dealer’s control.

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15.           Governing Law.   Notwithstanding anything to the contrary in the Agreement, the Agreement, this Master Confirmation, any Supplemental Confirmation and all matters arising in connection with the Agreement this Master Confirmation and any Supplemental Confirmation shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law).

16.            Set-Off. Each party waives any and all rights it may have to set-off delivery or payment obligations it owes to the other party under any Transaction against any delivery or payment obligations owed to it by the other party, whether arising under the Agreement, under any other agreement between parties hereto, by operation of law or otherwise.

17.           Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

18.            Waiver of Trial by Jury. EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

19.            Jurisdiction. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts. Nothing in this provision shall prohibit a party from bringing an action to enforce a money judgment in any other jurisdiction.

20.            Counterparts. This Master Confirmation and each Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation by signing and delivering one or more counterparts. The words “execution,” signed,” “signature,” and words of like import in the Agreement or this Master Confirmation or in any other certificate, agreement or document related to the Agreement or this Master Confirmation, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Nothing in this Section 20 shall supersede any requirement in this Master Confirmation, any Supplemental Confirmation or the Agreement for a notice to be delivered by means other than an electronic messaging system or e-mail.

21.            Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation or any Supplemental Confirmation shall be interpreted as requiring Counterparty to deliver cash or other assets in respect of the settlement of the Transactions, except in circumstances where the required cash or other asset settlement thereof is permitted for classification of the contract as equity by ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity, as in effect on the date hereof. For the avoidance of doubt, the preceding sentence shall not be construed as limiting Section 9 hereunder or any damages that may be payable by Counterparty as a result of a breach of this Master Confirmation or any Supplemental Confirmation.

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22.            Adjustments. For the avoidance of doubt, whenever the Calculation Agent, the Hedging Party or the Determining Party is called upon to make an adjustment pursuant to the terms of this Master Confirmation, any Supplemental Confirmation or the Equity Definitions to take into account the effect of an event, the Calculation Agent, the Hedging Party or the Determining Party, as applicable, shall make such adjustment by reference to the effect of such event on the Hedging Party, assuming that the Hedging Party maintains a commercially reasonable hedge position at the time of the event.

23.            Other Forward Transactions. Dealer acknowledges that Counterparty has entered or may enter in the future into one or more substantially similar forward transactions for the Shares (each, an “Other Forward”) with one or more dealers (each, an “Other Dealer”). Dealer and Counterparty agree that if Counterparty designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for any such Other Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of the Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).

24.            [U.S. Stay Regulations.]

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Counterparty hereby agrees (a) to check this Master Confirmation carefully and promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty hereunder, by manually signing this Master Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and promptly returning an executed copy to us.

Yours faithfully,

[DEALER]

By:
Name:
Title:

Agreed and accepted by:

CMS ENERGY CORPORATION

By:
Name:
Title:

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ANNEX A

PRIVATE PLACEMENT PROCEDURES

If Counterparty delivers Unregistered Settlement Shares pursuant to Section 12 (a “Private Placement Settlement”), then:

(a)            all Unregistered Settlement Shares shall be delivered to Dealer (or any affiliate of Dealer designated by Dealer) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof;

(b)            as of or prior to the date of delivery, Dealer and any potential purchaser of any such shares from Dealer (or any affiliate of Dealer designated by Dealer) identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities of similar size (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them); provided that prior to receiving or being granted access to any such information, Dealer, such affiliate of Dealer or such potential purchaser, as the case may be, may be required by Counterparty to enter into a customary nondisclosure agreement with Counterparty in respect of any such due diligence investigation;

(c)            as of the date of delivery, Counterparty shall enter into an agreement (a “Private Placement Agreement”) with Dealer (or any affiliate of Dealer designated by Dealer) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities of similar size, in form and substance commercially reasonably satisfactory to Dealer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Dealer and its affiliates and obligations to use best efforts to obtain customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all commercially reasonable fees and expenses in connection with such resale, including all commercially reasonable fees and expenses of counsel for Dealer, and shall contain representations, warranties, covenants and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and

(d)            in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), Counterparty shall, if so requested by Dealer, prepare, in cooperation with Dealer, a private placement memorandum in form and substance reasonably satisfactory to Dealer.

In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Unregistered Settlement Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Unregistered Settlement Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Unregistered Settlement Shares.

If Counterparty delivers any Unregistered Settlement Shares in respect of a Transaction, Counterparty agrees that (i) such Shares may be transferred by and among Dealer and its affiliates and (ii) after the applicable “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

SCHEDULE A

SUPPLEMENTAL CONFIRMATION

To:	CMS Energy Corporation One Energy Plaza Jackson, MI 49201

From:	[Dealer]

Re:	Issuer Share Forward Sale Transaction

Date:	[_________], 20[__]

Ladies and Gentlemen:

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [_________] (“Dealer”) and CMS Energry Corporation (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1.            This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of [______] (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation (including the terms not otherwise defined herein) govern this Supplemental Confirmation except as expressly modified below.

2.            The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[_______], 20[__]
Effective Date:	[_______], 20[__]
Maturity Date:	[_______], 20[__]
Number of Shares:	[________]
Initial Forward Price:	USD [____]
Spread:	[_.__]%
Adjusted Volume-Weighted Hedge Price:	USD [____]
Threshold Price:	USD [____]
Initial Stock Loan Rate:	[___] basis points per annum
Maximum Stock Loan Rate:	[___] basis points per annum

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty hereunder, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and promptly returning an executed copy to us.

Yours faithfully,

[DEALER]

By:
Name:
Title:

Agreed and accepted by:

CMS ENERGY CORPORATION

By:
Name:
Title:

Schedule I

Forward Price Reduction Amounts

Forward Price Reduction Date:	Forward Price Reduction Amount:
[______], 20[__]	USD[___]
[______], 20[__]	USD[___]
[______], 20[__]	USD[___]
……..	……..
[______], 20[__]	USD[___]

REGULAR DIVIDEND Amounts

For any calendar quarter ending on or prior to [December 31, 20[__]]:	USD[___]
For any calendar quarter ending after [December 31, 20[__]]:	USD[___]